PROSPECTUS	Filed pursuant to Rule 424(b)(3)
Registration No. 333-274932

SAVE FOODS, INC.

1,000,000 Shares of Common Stock

This prospectus relates to the offer and sale by Save Foods, Inc. (the “Company”) of up to an aggregate of 1,000,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to a standby equity purchase agreement (the “Purchase Agreement”) we entered into with YA II PN, Ltd. (the “Investor” or the “Selling Stockholder”), dated as of July 23, 2023. Pursuant to the Purchase Agreement, the Investor agreed to purchase up to $3.5 million shares of the Company’s Common Stock over the course of forty months following the date of the Purchase Agreement. The price of the Common Stock to be issued under the Purchase Agreement shall be 94% of the lowest volume weighted average trading price (the “VWAP”) of the Common Stock for the three consecutive trading days prior to delivery of each written notice by the Company to the Investor requesting an advance pursuant to the Purchase Agreement.

The Selling Stockholder, or its transferees, pledgees, donees or other successors-in-interest, may sell the Common Stock through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholder may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholder may sell its shares of Common Stock hereunder following the effective date of this registration statement.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We provide more information about how the Selling Stockholder may sell its shares of Common Stock in the section titled “Plan of Distribution” on page 33.

Our Common Stock is currently traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SVFD.” On October 25, 2023, the last reported sale price for our Common Stock was $2.12 per share. See “Determination Of Offering Price.”

We are registering the shares of Common Stock on behalf of the Selling Stockholder, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholder in the offering described in this prospectus. We have agreed to bear all of the expenses incurred in connection with the registration of the Common Stock. The Selling Stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Common Stock.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and, as such, are eligible for reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. You should invest in our Common Stock only if you can afford to lose your entire investment. Before making any investment decision, you should carefully review and consider all the information in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2023

You should rely only on the information contained in this prospectus. Neither we, nor the Selling Stockholder have authorized anyone to provide information different from that contained in this prospectus. The Selling Stockholder is offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should carefully read the entire prospectus and the information contained in or incorporated by reference into this prospectus, including “Risk Factors,” “Selected Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Financial Statements, before making an investment decision.

Unless noted otherwise, all share and the price per share information in this prospectus for all periods presented reflect the reverse stock split of our outstanding Common Stock at a ratio of 1-for-7, which became effective as of October 5, 2023. On the opening of the market on October 6, 2023, our Common Stock began trading on the Nasdaq Capital Market on a post-reverse stock split basis.

Overview

We are an agri-food tech company specializing in eco crop protection that helps reduce food waste and ensure food safety while reducing the use of pesticides. We develop eco-friendly “green” solutions for the food industry. Our solutions are developed to improve the food safety and shelf life of fresh produce. We do this by controlling human and plant pathogens, thereby reducing spoilage, and in turn, reducing food loss.

Our solutions are based on our proprietary blend of food acids combined with certain types of oxidizing agent-based sanitizers and in some cases with fungicides at low concentrations. Our products have a synergistic effect when combined with these oxidizing agent-based sanitizers and fungicides. Our “green” solutions are capable of cleaning, sanitizing and controlling pathogens on fresh produce with the goal of making them safer for human consumption and extending their shelf life by reducing their decay. One of the main advantages of our products is that our ingredients do not leave any toxicological residues on the fresh produce we treat. By forming a temporary protective shield around the fresh produce we treat, our solutions make it difficult for pathogens to develop and potentially provide protection which also reduces cross-contamination.

We were incorporated in the State of Delaware on April 1, 2009. Our principal executive offices are located at HaPardes 134 (Meshek Sander), Neve Yarak, Israel, 4994500 and our telephone number is (347) 468 9583. Our website address is www.savefoods.co. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and is intended for informational purposes only.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SVFD”.

Recent Developments

Standby Equity Purchase Agreement

On July 23, 2023, we entered into the Purchase Agreement with the Investor pursuant to which the Investor has agreed to purchase up to $3.5 million of the shares of Common Stock over the course of 40 months after the date of the Purchase Agreement. The price of shares to be issued under the Purchase Agreement will be 94% of the VWAP of the Common Stock for the three days prior to delivery of each advance notice by us. Each issuance and sale by us to the Investor under the Purchase Agreement (an “Advance”) is subject to a maximum amount equal to the greater of 100% of the Daily Traded Amount (being the product obtained by multiplying the daily trading volume of the Company’s shares as reported by Bloomberg L.P., by the VWAP for such trading day) during the five trading days prior to an Advance notice and $200,000. With respect to each Advance notice, if we notify the Investor of a minimum acceptable price with respect to such Advance, then if there is no VWAP or if such price is below the minimum price indicated by us, there will be an automatic reduction to the amount of the Advance by one third, and that day will be excluded from the pricing period.

The Advances are subject to certain limitations, including that the Investor cannot purchase any shares that would result in it beneficially owning more than 4.99% of our outstanding shares of Common Stock at the time of an Advance or acquiring more than 19.99% of our outstanding shares of Common Stock as of the date of the Purchase Agreement (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including, where we have obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.”

The Purchase Agreement will terminate automatically on the earlier of December 1, 2026 or when the Investor has purchased an aggregate of $3.5 million shares of Common Stock. We have the right to terminate the Purchase Agreement upon five trading days’ prior written notice to the Investor.

The issuance of more than 20% of our issued and outstanding Common Stock pursuant to the Purchase Agreement was approved by our stockholders on October 2, 2023. Accordingly, we may now request Advances from the Investor under the Purchase Agreement that will result in the issuance of more than 20% of our issued and outstanding shares of Common Stock as of the date of the Purchase Agreement without being subject to the Exchange Cap.

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Exchange Agreement with Yaaran Investments

On August 29, 2023, we closed the exchange transactions (the “Exchange”) pursuant to the terms of a stock exchange agreement (the “Exchange Agreement”), entered on July 11, 2023, by and among the us, Save Foods Ltd., Yaaran Investments Ltd., an Israeli company (“Yaaran”), and a yet-to-be formed Israeli company (“NewCo”), as amended by the First Amendment, dated July 24, 2023, and the Second Amendment, dated August 13, 2023 (collectively, the “Exchange Agreement”). The closing conditions for the consummation of the Exchange, required, among other things, the incorporation of NewCo in the State of Israel. On August 29, 2023, NewCo was incorporated under the name of “Nitrousink, Ltd.”, and on the same date, Nitrousink, Ltd. issued us 4,200,000 shares, representing 60% of its share capital on a fully diluted pre-closing basis in exchange for 223,008 of our shares issued to Yaaran on July 27, 2023. As a result, Nitrousink, Ltd. became our direct majority-owned subsidiary.

As part of the Exchange Agreement, we committed to support Nitrousink’s commercialization efforts of certain technologies researched and developed together with the Government of Israel on behalf of the State of Israel, represented by the Head of Agricultural Research Organization and the Treasurer of A.R.O., by making available up to $1.2 million in three conditional installments.

Plantify Transactions

On March 31, 2023, we entered into a securities exchange agreement with Plantify Foods, Inc. (“Plantify”), pursuant to which each of the respective parties agreed to issue to the other party 19.99% of its issued and outstanding capital stock.

Upon the closing of the transaction on April 5, 2023, we issued 166,340 shares of Common Stock to Plantify, which amount represented 19.99% of our outstanding capital stock as of immediately prior to the closing (and 16.66% of our outstanding capital stock as of immediately following the closing), and Plantify issued 30,004,349 of its common shares to us which represented 19.99% of Plantify’s outstanding capital stock as of immediately prior to the closing (and 16.66% of Plantify’s outstanding capital stock as of immediately following the closing).

In connection with the execution of the agreement, Plantify issued us a convertible debenture (the “Debenture”) in the principal amount of CDN$1,500,000 (approximately $1,124,000) which accrues interest at the rate of 8% annually and matures and is due and payable by Plantify on October 4, 2024. The outstanding principal may be converted, at our sole discretion, into common shares of Plantify at a price per share of CDN$0.05 until the first anniversary of the Debenture issuance date and CDN$0.10 per share thereafter. Accrued interest under the Debenture is convertible at the market price of Plantify’s common shares, subject to Toronto Stock Exchange -Venture Exchange (“TSXV”) approval, at the time of conversion. Payment and other obligations under the Debenture are secured by all of the property and assets of Plantify’s subsidiary, Peas of Bean Ltd.

On September 18, 2023, the Company purchased an additional 55,004,349 common shares of Plantify, representing 23.13% of Plantify’s issued and outstanding share capital.

NASDAQ Delisting Notice

On April 25, 2023, we received a letter from Nasdaq’s Listing Qualifications Department that for the last 30 consecutive business days, the closing bid price our Common Stock was below $1.00, which is the minimum closing bid price (the “Minimum Bid Price”) required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Notice”). This Notice is a notice of deficiency, not delisting, and had no immediate effect on the listing of the Common Stock, and our Common Stock continued to trade on Nasdaq under the symbol “SVFD” at this time, subject to our compliance with the other Nasdaq listing requirements.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial compliance period of 180 calendar days from the date of the Notice, or until October 22, 2023, to regain compliance with the minimum closing bid price requirement. If at any time during the 180-calendar day grace period, the closing bid price of our Common Stock was at least $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide us with written confirmation of compliance, and the matter will be closed. Upon the opening of the market on October 6, 2023, our Common Stock began trading on Nasdaq on a post-reverse split basis at a price of $3.08 per share. On October 20, 2023, Nasdaq’s Listing Qualification Department notified us that that, from October 6, 2023 to October 19, 2023, the closing bid price of our Common Stock had been $1.00 per share or greater. Accordingly, Nasdaq informed the Company that it regained compliance with the Minimum Bid Price, and the matter is closed.

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Reverse Stock Split

On October 2, 2023, we announced the results of our 2023 Annual Meeting of Stockholders. At the annual meeting, our stockholders approved an amendment to our certificate of incorporation (the “Amendment”) to effect a reverse stock split of the outstanding shares of our common stock, at a split ratio of between 1-for-7 and 1-for-10 as determined by our board of directors in their sole discretion, prior to the one-year anniversary of the annual meeting. Pursuant to such authority granted by our stockholders, our board of directors approved a 1-for-7 reverse stock split of our common stock and the filing of the Amendment to effectuate the reverse stock split. The Amendment was filed with the Secretary of State of the State of Delaware and the reverse stock split became effective in accordance with the terms of the Amendment at 9:00 a.m. Eastern Daylight Time on October 5, 2023 (the “Effective Time”). The Amendment provides that, at the Effective Time, every seven shares of our issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock, without any change in par value per share, which will remain $0.0001.

Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) December 31, 2026, the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2026. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

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THE OFFERING

Common Stock to be Offered By the Selling Stockholder	Up to 1,000,000 shares of Common Stock, consisting of 26,224 shares that we issued to the Investor as a commitment fee for entering into the Purchase Agreement(the “Commitment Shares”) and 973,776 shares that we may sell to the Investor pursuant to the Purchase Agreement from time to time after the registration statement of which this prospectus forms a part is declared effective and the other terms and conditions of the Purchase Agreement are satisfied.

Common Stock outstanding before the Offering	1,445,558 shares of Common Stock

Common Stock outstanding after the Offering (assuming all of the shares offered in the Offering have been issued and sold)	2,445,558 shares of Common Stock

Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholder in this offering. We may receive up to $3.5 million in gross proceeds from any sales we may make to the Selling Stockholder pursuant to the Purchase Agreement from time to time for up to forty months from the date of the Purchase Agreement after the registration statement of which this prospectus forms a part is declared effective. Any net proceeds from the Selling Stockholder that we receive under the Purchase Agreement are expected to be used for general corporate purposes, capital expenditures, working capital and general and administrative expenses.

Nasdaq symbol	Our Common Stock trades on the Nasdaq Capital Market under the symbol “SVFD”.

Risk Factors	See “Risk Factors” beginning on page 6 and the other information included elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our equity securities.

The number of shares of Common Stock to be outstanding after this offering is based on 1,445,558 shares of Common Stock outstanding as of October 25, 2023.

Except as otherwise indicated, all share and per share numbers contained in this prospectus are reflected on a post-split basis for all periods presented.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, any one of which could materially adversely affect our results of operations, financial condition or business. These risks include, but are not limited to, those listed below. This list is not complete, and should be read together with the section titled “Risk Factors” below:

●	We have a history of operating losses and expect to incur additional losses in the future.
●	We may need to raise significant additional capital, which we may be unable to obtain.
●	Because of our limited operating history, we may not be able to successfully operate our business or execute our business plan
●	Our customers require that our products undergo a lengthy testing period without any assurance of sales.
●	Our products and technology require additional trials.
●	The commercial success of our new generation products, as well as any future products, depends upon the degree of market acceptance by the packing house community as well as by other prospect markets and industries.
●	We may face significant competition from other companies looking to develop or acquire new alternative environmentally friendly solutions for the treatment of fruits and vegetables, and other edible matter.
●	Our success is dependent upon the acceptance of our environmentally friendly solutions for fruits and vegetables.
●	We may be unable to respond effectively to technological changes in our industry, which could reduce the demand for our products.
●	We currently rely on a limited number of suppliers to produce certain key components of our products.
●	If we are unable to establish sales, marketing and distribution capabilities or enter into successful relationships with third parties to perform these services, we may not be successful in commercializing our products.
●	We rely on rapidly establishing global distributorship network in order to effectively market our products.
●	The results of our early tests may not be indicative of results in future tests and we cannot assure you that any planned or future tests will lead to results sufficient for the necessary regulatory approvals.
●	Our products are highly regulated by governmental agencies in the countries where we conduct business and into which we plan to expand. Our failure to obtain regulatory approvals and registration, to comply with registration and regulatory requirements or to maintain regulatory approvals would have an adverse impact on our ability to market and sell our products.
●	Our success is dependent upon our ability to achieve regulatory approvals and registration in the United States, Mexico, Peru, Turkey, Egypt, South Africa, Brazil, and Israel, which might take longer than expected.
●	The inherent dangers in production and transportation of hydrogen peroxide and highly concentrated organic acids could cause disruptions and could expose us to potentially significant losses, costs or other liabilities.

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●	Our business and operations may be affected by unexpected events, including climate change conditions and natural disasters, which could materially harm our financial results.
●	Conditions in the global economy, including inflation and recessionary pressures, may adversely affect our business, financial condition and results of operation.
●	COVID-19, including the efforts to mitigate its impact, have, and may continue to have, an impact our business, liquidity, results of operations, financial condition and price of our securities.
●	Increased attention to environmental, social, and governance (“ESG”) matters and conservation measures may adversely impact our business or that of our manufacturers.
●	Our relationship with our employees could deteriorate, and certain key employees could leave, which could adversely affect our business and results of operations.
●	We are subject to risks relating to portfolio concentration.
●	Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.
●	International expansion of our business exposes us to business, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States, Mexico or Israel.
●	Our business depends to some extent on international transactions.
●	If we are unable to secure and maintain patent or other intellectual property protection for the intellectual property used in our products, our ability to compete will be harmed.
●	If we are unable to prevent unauthorized use or disclosure of our proprietary trade secrets and unprotected know-how, our ability to compete will be harmed.
●	We could become subject to patent and other intellectual property litigation that could be costly, result in the diversion of management’s attention, require us to pay damages and force us to discontinue selling our products.
●	We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.
●	We may experience claims that our products infringe the intellectual property rights of others, which may cause us to incur unexpected costs or prevent us from selling our products or services.
●	If we or our contractors or service providers fail to comply with laws and regulations, we or they could be subject to regulatory actions, which could affect our ability to develop, market and sell our products or future products that we may develop and may harm our reputation in our industry.
●	Regulatory reforms may adversely affect our ability to sell our products profitably
●	Conditions in Israel, including the recent attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them, may adversely affect our operations and limit our ability to manage and market our products, which would lead to a decrease in revenues.
●	We may not be able to enforce covenants not-to-compete under current Israeli law that might result in added competition for our products.
●	It may be difficult to acquire jurisdiction and enforce liabilities against our officers and directors who are based in Israel.
●	We may not satisfy Nasdaq’s requirements for continued listing. If we cannot satisfy these requirements, Nasdaq could delist our securities.
●	The market price of our common Stock may be highly volatile.
●	Sales of a substantial number of shares of our Common Stock in the public market by our existing stockholders could cause our share price to fall.
●	Delaware law and provisions in our amended and restated certificate of incorporation and amended and restated bylaws could make a merger, tender offer or proxy contest difficult, thereby depressing the market price of our Common Stock.
●	We may be subject to securities litigation, which is expensive and could divert management attention.
●	If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our Common Stock, our stock price and trading volume could decline.
●	We do not anticipate paying any cash dividends in the foreseeable future.
●	We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our stockholders.
●	Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.
●	Failure to comply with anti-bribery, anti-corruption and anti-money laundering laws could subject us to penalties and other adverse consequences.
●	We incur additional increased costs as a result of the listing of our Common Stock for trading on Nasdaq, and our management is required to devote substantial time to new compliance initiatives and reporting requirements.
●	We face risks related to compliance with corporate governance laws and financial reporting standards.
●	The ongoing conflict in Ukraine may result in market volatility that could adversely affect our business.
●	If we fail to implement and maintain effective internal control over financial reporting, we may be unable to report our financial results accurately or meet our reporting obligations.
●	FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.
●	It is not possible to predict the actual number of shares we will sell under our agreement with the Investor, or the actual gross proceeds resulting from those sales.
●	Investors who buy shares at different times will likely pay different prices.
●	Our Common Stock began trading on a 1-for-7 post-reverse stock split basis on the Nasdaq Capital Market on October 6, 2023 in an effort to regain compliance with the Minimum Bid Price Requirement in accordance with Nasdaq listing rules and we cannot predict the effect that such reverse stock split will have on the market price of our Common Stock.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before investing in our Common Stock, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our Common Stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to Our Financial Condition and Capital Requirements

We have a history of operating losses and expect to incur additional losses in the future.

We have sustained losses in recent years, which as of June 30, 2023, accumulated to $25 million. We are likely to continue to incur significant net losses for at least the next several years as we continue to pursue our strategy, which is currently focused on converting pilots into paying customers, following lengthy sale cycles of at least two seasons. Our losses have had, and will continue to have, an adverse effect on our stockholders’ equity and working capital. Any failure to achieve and maintain profitability would continue to have an adverse effect on our stockholders’ equity and working capital and could result in a decline in our share price or cause us to cease operations. As discussed in Note 1 to the financial statements, as a result of these factors, there is substantial doubt about our ability to continue as a going concern.

We may need to raise significant additional capital, which we may be unable to obtain.

Our capital requirements in connection with our research and development activities and transition to commercial operations have been significant. We will require additional funds to continue running pilots and testing of our technologies and products, to obtain intellectual property protection relating to our technologies when appropriate, and to market our products. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. In either of the aforementioned situations, we may not be able to fully implement its growth plans.

Additional financings that we may require in the future will dilute the percentage ownership interests of our stockholders and may adversely affect our earnings and net book value per share. In addition, we may not be able to secure any such additional financing on terms acceptable to us, if at all. Moreover, if we are unable to obtain such additional capital as discussed above, we will be required to stop our operations, and will resume our activities, only after capital is raised.

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Risks Related to Our Business, Industry and Business Operations

Because of our limited operating history, we may not be able to successfully operate our business or execute our business plan.

In September 2018, the Company changed its organizational structure and management team. After reviewing the Company’s then existing strategy and results of operation, as well as examining the market opportunities, the new management team decided to update the Company’s strategy, reduce the marketing and sales of its existing products, and focus the Company’s efforts and financial resources in developing its next generation products. During the years 2019 and 2020, we developed, validated and tested the efficacy of our next generation product - a blend of food acids - on a variety of crops in both small and large scale commercial pilots. In 2021, we commenced commercialization in various jurisdictions, while continuing to conduct commercial pilots. In 2022, we extended our commercial pilots in additional location in both the North and South hemisphere to address the seasonal effect.

Given our limited operating history, it is hard to evaluate our proposed business and prospects. Our proposed business operations will be subject to numerous risks, uncertainties, expenses and difficulties associated with early-stage enterprises. Such risks include, but are not limited to, the following:

●	the absence of a lengthy operating history, in connection with, inter alia, implementation of effective logistics for the export of our product globally;

●	insufficient capital to fully realize our operating plan;

●	expected continual losses for the foreseeable future;

●	operating in multiple currencies;

●	our ability to anticipate and adapt to a developing market(s);

●	acceptance of our products by the pre- and post-harvest industry players and consumers;

●	limited marketing experience;

●	a competitive environment characterized by well-established and well-capitalized competitors;

●	the ability to identify, attract and retain qualified personnel; and

●	operating in an environment that is highly regulated by a number of agencies.

Because we are subject to these risks, evaluating our business may be difficult, our business strategy may be unsuccessful and we may be unable to address such risks in a cost-effective manner, if at all. If we are unable to successfully address these risks our business could be harmed.

Our customers require that our products undergo a lengthy testing period without any assurance of sales.

Our prospective customers generally test and evaluate our solutions before applying these to their commercial product lines and integrating them into their facilities. This testing period takes at least two seasons and could be longer or subject to delays. Even after our solutions are approved by the customers, due to seasonal effects, it could take several months before they begin purchasing our solutions, if at all. Nothing guarantees that following such pilots, the targeted packing house will choose to use our solutions on its products or continue the process further and complete the sale cycle. The combination of the longer sales cycle and the unique nature of our solutions that could have different results following seasonal changes could have an impact on our profitability and business. As a result, we could have limited revenues, or no revenues, from prospective customers, even after we have invested significant amounts of time in the pilot phase and sales of our solutions, which in turn could adversely affect our business and financial results.

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Our products and technology require additional trials.

The efficacy of our products has only been shown in the limited number of pathogens tested on certain produce and aforementioned climates, and therefore our products have yet to be proven against certain additional and relevant pathogens, produce and market climates to validate the efficacy and benefits of our products. These trials are lengthy and prolong our sale cycle by at least two seasons, and no assurance can be made that such packing facilities will chose to implement our solutions in their facilities.

The commercial success of our new generation products, as well as any future products, depends upon the degree of market acceptance by the packing house community as well as by other prospect markets and industries.

In order to achieve high volume sales and attain a leading market share and become the new standard of treatment, our products must not only be approved by the regulators, but also endorsed by the major packing houses and service providers, retailers of fruits and vegetables as well as environmental organizations. Our success depends on our ability to create significant value to the growers, the packing houses and the food retailers. We are aware of this key factor and are focusing on conducting large scale pilots with major fruits and vegetables packers and retail suppliers of fresh consumed goods in several countries, in order to show the efficacy of the products and our technology, and to receive the recognition of packers and retailers. However, there can be no assurances that we will succeed in such an endeavor, nor is it clear how long it will take until we receive market recognition.

There can be no assurance that any product that we bring to the market will gain market acceptance by prospective customers. The commercial success of our new generation products and any future product depends in part on the packing house community as well as other industries for various use cases, depending on the acceptance by such industries of our technology as a useful and cost-effective solution compared to current solutions. If our new generation products or any future product does not achieve an adequate level of acceptance, we may not generate significant product revenue and may not become profitable. The degree of market acceptance of our products will depend on a number of factors, including:

●	the results of our large-scale pilots;

●	the cost, safety, efficacy, and convenience of our new generation products;

●	the acceptance of our products as a superior solution in the fresh produce industry;

●	the ability of third parties to enter into relationships with us without violating their existing agreements;

●	the effectiveness of our selling and marketing efforts;

●	the strength of marketing and distribution support for, and timing of market introduction of, competing products; and

●	publicity concerning our products or competing products.

Our efforts to penetrate the packing house industry and educate the marketplace on the benefits of our products may require significant resources and may never be successful.

We may face significant competition from other companies looking to develop or acquire new alternative environmentally friendly solutions for the treatment of fruits and vegetables, and other edible matter.

We expect to face significant competition in every aspect of our business, and particularly from other companies that seek to enter our focal market. As regulators continue to move away from current residue chemical solutions, such as chlorpropham or CIPC, existing suppliers of these solutions are continually looking to develop or acquire new alternative environment-friendly solutions that can sustain their market share and revenue streams, or to enable the continuance of CIPC at current levels in new ways of treatment. Additionally, as market opportunity becomes eminent, competitors and new players will most likely attempt to develop similar or comparable solutions. It is possible that superior or more cost-effective alternative technology will emerge that will achieve greater market acceptance and render our products less competitive. Furthermore, existing vendors can cooperate to combat new players by reducing market prices and margins or other competitive initiatives. Our future success will therefore depend, to a large extent, upon our ability to achieve market acceptance of our innovative solutions as well as develop and introduce new products and enhancements to existing products. No assurance can be given that we will be able to compete in such a marketplace.

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The market for post-harvest solutions is fragmented with various regional suppliers. The market of post-harvest treatments for fruits and vegetables is dominated by five large players with wide reach across the globe, which players may perceive us as a competitive threat and institute commercial measures to reduce our market share, including by aggressively ‘bundling’ their products and services to compete with us. We believe that the principal factors of competition in our industry include reputation, product quality, customer service and customer intimacy, product innovation, technical service and value creation.

Our success is dependent upon the acceptance of our environmentally friendly solutions for fruits and vegetables.

Our future success is dependent upon the acceptance of our environmentally friendly, non-toxic residual solutions for fruits and vegetables. While the market is signaling that such a direction is likely, certain trends as well as the future size of this market, and other potential markets for our products, rely upon a number of factors, many of which are beyond our control. For example, both the failure to convince retailers to bear additional costs for “green” fruit and vegetables as well as the failure to persuade consumers to purchase “green” fruits and vegetables for higher prices may adversely affect our business, financial condition, operating results and cash flow going forward.

We may be unable to respond effectively to technological changes in our industry, which could reduce the demand for our products.

Our future business success will depend upon our ability to maintain and enhance our technological capabilities and develop and market products, services and applications that meet changing customer needs and market conditions in a cost-effective and timely manner. Maintaining and enhancing technological capabilities and developing new products may also require significant investments in research and development, which following financial cutbacks, we have shifted our focus to the commercialization of our solutions with emphasis on converting recently completed pilots into paying customers. We may not be successful in converting our completed pilots into paying customers or to develop new products, services and technology that successfully compete or be able to anticipate changing customer needs and preferences, and our customers may not accept one or more of our new products or services. If we fail to keep pace with evolving technological innovations or fail to modify our products and services in response to customers’ needs or preferences, then our business, financial condition and results of operations could be adversely affected.

We currently rely on a limited number of suppliers to produce certain key components of our products.

We rely on unaffiliated contract manufacturers to produce certain key components of our products. In Israel, we work exclusively with a well-known producer of chemicals, Zohar Dalia, who is responsible for the production of our products. Zohar Dalia is well known for its knowledge and handling of hydrogen peroxide. In the United States, we have worked for the past few years with Seeler Industries, a national leader in the marketing and handling of hydrogen peroxide. We additionally work with a producer in South Africa. There is limited available manufacturing capacity that meets our quality standards and regulatory requirements, especially for the manufacturing of the SF3H and SF3HS with one of their active ingredients - hydrogen peroxide - as well as for FreshProtect with one of its active ingredients - PO3. If we are unable to arrange for sufficient production capacity among our contract manufacturers or if our contract manufacturers encounter production, quality, financial, or other difficulties, including labor or geopolitical disturbances, we may encounter difficulty in meeting customer demands as we seek alternative sources of supply, or we may have to make financial accommodations to such contract manufacturers or otherwise take steps to mitigate supply disruption. We may be unable to locate an additional or alternate contract manufacturer that meets our quality controls and standards and regulatory requirements in a timely manner or on commercially reasonable terms. Any such difficulties could have an adverse effect on our business, financial condition and results of operations, which could be material.

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If we are unable to establish sales, marketing and distribution capabilities or enter into successful relationships with third parties to perform these services, we may not be successful in commercializing our products.

We have a limited selling and marketing infrastructure and have limited experience in the sale, marketing or distribution of products. To achieve commercial success for any product for which we have obtained marketing approval, we will need to enter into collaborations with third parties like post-harvest service companies and establish a selling and marketing infrastructure or to out-license our products.

In the future, we may consider building a focused selling and marketing infrastructure to market our products in the United States or elsewhere in the world. There are risks involved with establishing our own sales, marketing and distribution capabilities. For example, recruiting and training a sales force could be expensive and time consuming and could delay any product launch. This may be costly, and our investment would be lost if we cannot retain or reposition our selling and marketing personnel.

Factors that may inhibit our efforts to commercialize our products on our own include:

●	our inability to recruit, train and retain adequate numbers of effective selling and marketing personnel;

●	the inability of sales personnel to obtain access to potential customers;

●	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and

●	unforeseen costs and expenses associated with creating an independent selling and marketing organization.

If we are unable to establish our own sales, marketing and distribution capabilities or enter into successful arrangements with third parties to perform these services, our revenues and our profitability may be materially adversely affected.

In addition, we may not be successful in entering into arrangements with third parties to sell, market and distribute our products in our target markets, including Chile, Mexico, Peru, Columbia, the United States, South Africa, the Philippines, Thailand, Turkey, Egypt, Morocco, Spain, Italy, Brazil and Israel, or may be unable to do so on terms that are favorable to us. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales, marketing and distribution capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our product candidates.

We rely on rapidly establishing global distributorship network in order to effectively market our products.

We have developed initial partnerships with local partners. In order to expand selling and marketing globally and capture leading market share before any potential reaction from the competitors, we will need to rapidly expand geographically and establish a global distribution network. This is likely to put pressure on our management, financial and operational resources. In order to mitigate this factor, once we establish a significant presence in the market, we will proceed to establish strategic partnerships with some of the leading players in the market; however, there are no assurances that we will succeed in establishing such partnerships, which may harm the marketing of our products and the development of our business.

The results of our early tests may not be indicative of results in future tests and we cannot assure you that any planned or future tests will lead to results sufficient for the necessary regulatory approvals.

Our products have been tested in multiple commercial and small-scale pilots on certain types of produce and during specific time of the year. We are currently in the development and optimization phases of these products. Results from our later-stage commercial tests may show lower efficacy than our early-tests conducted previously, and we cannot guarantee that when commercialized, our products will be effective and stable and product improvements as well as possible changes in the application and usage protocol may be required. Our results could further be affected by the changing behavior of the fruits throughout the season, therefore demonstrating inconsistent results. These factors may significantly delay receipts of regulatory approvals, and the introduction of our products into the market. Likewise, we cannot be sure these products will be commercially viable and have no assurances that we will be able to expand upon our current product offerings or that any such expansion will generate revenue.

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Our products are highly regulated by governmental agencies in the countries where we conduct business and into which we plan to expand. Our failure to obtain regulatory approvals and registration, to comply with registration and regulatory requirements or to maintain regulatory approvals would have an adverse impact on our ability to market and sell our products.

Some of our products are subject to technical review and approval by government authorities in each country where we currently conduct our business and where we intend to sell our products.

The regulatory requirements to which we are subject are complex and vary from country to country. To obtain new registrations, it is necessary to have a local registrant, and to understand the country’s regulatory requirements, both at the time an application for registration is submitted and when the registration decision is made, which may be several years later. A significant investment in registration data is required (covering all aspects from manufacturing specifications through storage and transport, use, and, finally, disposal of unwanted product and used containers) to ensure that product performance (e.g., efficacy), intrinsic hazards and use patterns are fully characterized. Risk assessments are conducted by government regulatory authorities who make the final decision on whether the documented risk associated with a product and active ingredient is acceptable prior to granting approval for sale. This process may be prolonged due to requirements for additional data or internal administrative processes. There is a risk that registration of a new product may not be obtained or that a product label may be severely reduced, restricting the use of the product. If these circumstances arise, there is a risk that the substantial investments made in product development will generate the projected sales that justified the investment, and our business, financial condition and results of operations may be adversely affected by failure to obtain new registrations.

Products that are already approved may be subject to periodic review by regulatory authorities in many countries. Such reviews frequently require the provision of new data and more complex risk assessments. The outcome of such reviews of existing registrations cannot be guaranteed and registrations may be modified or canceled. Since all government regulatory authorities have the right to review existing registrations at any time, the sustainability of the existing portfolio cannot be guaranteed. Existing registrations may be lost at any time, resulting in an immediate impact on sales. Furthermore, prior to expiration, it is necessary to renew registrations. The renewal period and processes vary by country and may require additional studies to support the renewal process. Failure to comply could result in cancellation of the registration, resulting in an impact on sales.

In addition, new laws and regulations may be introduced, or existing laws and regulations may be changed or may become subject to new interpretations, which could result in additional compliance costs, seizures, confiscations, recalls, monetary fines or delays that could affect us or our customers.

In the United States, to complete the registration process of our sanitizers, we will need to submit a number of studies in the form of a registration application or dossier, which has not yet been submitted to the EPA. In addition, applicable rules and regulations in California require registration of processing aids with the CDPR. On July 31, 2020 we submitted an “Application for Registration of Adjuvant” for our SavePROTECT processing aid to the CDPR. On October 27, 2021, we were informed that our application to CDPR was approved.

Our success is dependent upon our ability to achieve regulatory approvals and registration in the United States, Mexico, Peru, Turkey, Egypt, South Africa, Brazil, and Israel, which might take longer than expected.

We are subject to extensive national, state and local government regulation. A critical key to our success and ability to expand our business is our ability to obtain regulatory approvals and registration in the United States and in other countries for the use of our products. The regulatory approvals of some of our products are dependent on trials to show the efficacy and the non-toxicity of our products, and are time and cost consuming. We do not anticipate any significant problems in obtaining future required licenses, permits or approvals that are necessary to expand our business, however such registration filling might take longer period than expected due to various factors, which might delay obtaining such regulatory approvals, or might cause delays in starting operations on a large scale in these countries and other jurisdictions.

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The inherent dangers in production and transportation of hydrogen peroxide and highly concentrated organic acids could cause disruptions and could expose us to potentially significant losses, costs or other liabilities.

Our operations are subject to significant hazards and risks inherent to the transportation of the active ingredient of one of our products - hydrogen peroxide. In high concentrations, our blend of acids has a very low pH which may lead to skin burn and hydrogen peroxide is an aggressive oxidizer and both can corrode many materials. We are working with limited low concentration of the material, however in high concentrations of H2O2 it will react violently. Hydrogen peroxide should be stored in a cool, dry, well-ventilated area and away from any flammable or combustible substances. It should be transported in special tanks and vehicles and should be stored in a container composed of non-reactive materials. These hazards and risks include, but are not limited to fires, explosions, third-party interference (including terrorism) and mechanical failure of equipment at our or third-party facilities. The occurrence of any of these events could result in production and distribution difficulties and disruptions, personal injury or wrongful death claims and other damage to properties.

Our business and operations may be affected by unexpected events, including climate change conditions and natural disasters, which could materially harm our financial results.

Unexpected events, including fires or explosions at our facilities, natural disasters such as earthquakes and wildfires, unplanned power outages, supply disruptions, failure of equipment or systems, and severe weather events, such as droughts, heat waves, hurricanes, and flooding, could adversely affect our reputation and results of operations through physical damage to our facilities and equipment and through physical damage to, or disruption of, local infrastructure or disrupt our operations generally. During the past several years we have seen an increase in the frequency and intensity of severe weather events and we expect this trend to continue due to climate change.

Our business, in particular, may be affected from changes in climate conditions as such events would affect the crops yield and their storability in those cases where there is unusually warm, dry, humid or cold weather before cropping.

In such instances, we may suffer a decrease in revenues as a result of a smaller storage volume of rooms or shorter storage period. We anticipate that once we increase our operations and enter certain markets which experience or will experience significant climate change, such as above-common rain fall, heat waves, dry air conditions, and unusually cold or prolonged cold weather conditions, such events may materially impact our financial results.

Furthermore, certain natural disasters may affect our operations. For example, our partner in Turkey is located in eastern Turkey, which is the region that sustained an earthquake that registered a 7.8 magnitude on February 6, 2023. Given that our operations are global in nature, and our partnerships are located in various geographic locations subject to certain inherent dangers, it is plausible that our business and operations may be adversely affected by any such future natural disasters.

Conditions in the global economy, including inflation and recessionary pressures, may adversely affect our business, financial condition and results of operation.

The recent historically high inflation in the U.S., geopolitical issues, continuous increases in interest rates, unstable global conditions and changes in exchange rates have led to global economic instability. Although demand for fresh horticultural products is considered inelastic in developed economies, the fresh produce and citrus industries that we sell to may be affected by material changes in supply, market prices, exchange rates and general economic conditions. As a result of the high inflation and recession, we are seeing record high levels of unemployment and consumer spending trends are changing. Delays or reductions in our customers’ purchasing or shifts to lower-cost alternatives that result from tighter economic market conditions would reduce demand for our products and services and could, consequently, have a material adverse effect on our business, financial condition and results of operations.

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COVID-19, including the efforts to mitigate its impact, have, and may continue to have, an impact our business, liquidity, results of operations, financial condition and price of our securities.

The COVID-19 pandemic, as well as the measures designed to contain and mitigate its effects, have had and may continue to have an impact on our business and operations, as well as the operations of our customers. Our operations were moderately impacted by certain restrictions that were put in place in effort to contain or mitigate the spread of COVID-19, specifically given the increasing difficulty with travelling abroad for on-site visits with suppliers and other business partners, as well as various packing houses’ restrictions on our entry into their facilities for operational purposes. In the event future variants emerge and trigger additional restrictions and other preventative measures, such efforts may contribute to an economic downturn, which could decrease consumer spending on our products and services, as well as impact our ability to expand our customer base or provide additional services to our current users.

In addition, continuation or exacerbation of the global supply chain crisis, whether resulting from the COVID-19 pandemic or for reasons otherwise unrelated, may impact our ability to forecast and control costs for raw materials necessary for our solutions. For instance, given our dependency on third-party suppliers, our operations may be adversely affected by disruptions or delays to the supply chain resulting from temporary closures of our supplier’s facilities, spikes in demand for our supplier’s goods and/or services from other customers, interruptions in product supply, restrictions on export or shipment or disruptions in product fulfillment due to closure or delays of our supplier’s delivery process.

Increased attention to environmental, social, and governance (“ESG”) matters and conservation measures may adversely impact our business or that of our manufacturers.

Public companies are facing increasing scrutiny related to ESG practices and disclosures from certain investors, capital providers, shareholder advocacy groups, other market participants, and other stakeholder groups. For example, certain institutional and individual investors have requested various ESG-related information and disclosures as they increasingly incorporate ESG criteria in making investment and voting decisions. With this increased focus, public reporting regarding ESG practices is becoming more broadly expected. Such increased scrutiny may result in increased costs, enhanced compliance or disclosure obligations, or other adverse impacts on our business, financial condition or results of operations. If our ESG practices and reporting do not meet investor or other stakeholder expectations, which continue to evolve, we may be subject to investor or regulator engagement regarding such matters.

In addition, new sustainability rules and regulations have been adopted and may continue to be introduced in various states and other jurisdictions. For example, in June 2022, the SEC published a proposed climate disclosure rule, subject to which we would be required to disclose certain climate-related information such as governance of climate-related risks and relevant risk management processes that could affect us, a climate related financial statements matrix and more. While the proposed rule has yet to be finalized and we cannot predict the ultimate scope and impact this will have on our business, if finalized, it would likely result in additional legal, accounting and financial compliance and increased general and administrative expenses. Moreover, this could result in increased management time and attention to ensure we are compliant with the regulations and expectations. Our failure to comply with any applicable rules or regulations could lead to penalties and adversely impact our reputation, access to capital and employee retention. Such ESG matters may also impact third parties on which we rely, which may augment or cause additional impacts on our business, financial condition, or results of operations.

Our relationship with our employees could deteriorate, and certain key employees could leave, which could adversely affect our business and results of operations.

Our business involves complex operations and demands a management team to determine and implement our strategy and workforce that is knowledgeable and has expertise in many areas necessary for our operations. As a company focused on commercializing our completed pilots into paying customers in the highly-specialized horticultural post-harvest field, we rely on our ability to attract and retain skilled employees, consultants and contractors. The departure of highly skilled employees, consultants or contractors or one or more employees who hold key regional management positions could have an adverse impact on our operations, including customers choosing to follow a such regional manager to one of our competitors.

In addition, to execute our growth plan we must attract and retain highly qualified personnel. Competition for these employees exists; new members of management must have significant industry expertise when they join us or engage in significant training which, in many cases, requires significant time before they achieve full productivity. If we fail to attract, train, retain, and motivate our key personnel, our business and growth prospects could be severely harmed.

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Furthermore, we are dependent upon the managers to oversee our operations. Thus, there can be no assurance that the managers’ experience will be sufficient to successfully achieve our business objectives. All decisions regarding the management of our affairs will be made exclusively by our officers and directors. In the event these persons are ineffective, our business and results of operation would likely be adversely affected.

We are subject to risks relating to portfolio concentration.

Our business is highly dependent on a small number of products, which are based on our main ingredients. Our core post-harvest business includes solutions designed to improve the yields of the packing house but mainly ensure food safety and assisting packing houses to meet the new FSMA requirements. Our ability to market and sell products containing our ingredient to key service providers for treatment in post-harvest food safety industry in order to utilize their market position is important to our future success.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the following factors, among the other risks described herein, may affect our operating results:

●	our ability to penetrate the packing house industry with our products;

●	our ability to generate revenue from our products;

●	the amount and timing, of operating costs and capital expenditures related to the maintenance and expansion of our businesses, and operations;

●	our focus on long-term goals over short-term results;

●	the global economic situation; and

●	fluctuations in weather conditions and its impact on the growing of fruits and vegetables.

International expansion of our business exposes us to business, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States, Mexico or Israel.

Other than our headquarters and other operations which are located in Israel (as further described below), we currently have limited international operations, but our business strategy incorporates potentially significant international expansion, particularly in anticipation of approval of our product candidates. We also plan to retain sales representatives and third-party distributors, outside of the United States and Israel at a later date. Doing business internationally involves a number of risks, including but not limited to:

●	multiple, conflicting and changing laws and regulations such as privacy regulations, tax laws, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits, and licenses;

●	failure by us to obtain regulatory approvals for the use of our product candidates in various countries;

●	additional potentially relevant third-party patent or other intellectual property rights;

●	complexities and difficulties in obtaining protection and enforcing our intellectual property;

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●	limits in our ability to penetrate international markets;

●	financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the impact of local and regional financial crises on demand and payment for our products and exposure to foreign currency exchange rate fluctuations;

●	natural disasters, political and economic instability, including wars, terrorism, and political unrest, outbreak of disease, boycotts, curtailment of trade, and other business restrictions;

●	certain expenses including, among others, expenses for travel, translation and insurance; and

●	regulatory and compliance risks that relate to maintaining accurate information and control over sales and activities that may fall within the purview of the U.S. Foreign Corrupt Practices Act, as amended (the “FCPA”) its books and records provisions, or its anti-bribery provisions.

Any of these factors could significantly harm our future international expansion and operations and, consequently, our results of operations.

Our business depends to some extent on international transactions.

As a result of the international nature of our business, we are exposed to risks associated with changes in foreign currency exchange rates. A majority of our revenues and substantially all of our cost of sales are in US dollars and our management, marketing, sales and research and development costs are in New Israeli Shekels. We are therefore exposed to foreign currency risk due to fluctuations in exchange rates. This may result in gains or losses with respect to movements in exchange rates, which may be significant and may also cause fluctuations in reported financial information that are not necessarily related to our operating results.

Risks Related to Intellectual Property

If we are unable to secure and maintain patent or other intellectual property protection for the intellectual property used in our products, our ability to compete will be harmed.

Our commercial success depends, in part, on obtaining and maintaining patent and other intellectual property protection for the proprietary blend used in our products and our manufacturing process, as well as continuing to develop and secure trade secrets. We might in the future opt to license intellectual property from other parties. If we, or the other parties from whom we may license intellectual property, fail to obtain and maintain adequate patent or other intellectual property protection for intellectual property used in our products, or if any protection is reduced or eliminated, others could use the intellectual property used in our products, resulting in harm to our competitive business position. In addition, patent and other intellectual property protection may not provide us with a competitive advantage against competitors that devise ways of making competitive products without infringing any patents that we own or have rights to.

U.S. patents and patent applications may be subject to interference proceedings, and U.S. patents may be subject to re-examination proceedings in the U.S. Patent and Trademark Office. Foreign patents may be subject to opposition or comparable proceedings in the corresponding foreign patent offices. Any of these proceedings could result in loss of the patent or denial of the patent application, or loss or reduction in the scope of one or more of the claims of the patent or patent application. Changes in either patent laws or in interpretations of patent laws may also diminish the value of our intellectual property or narrow the scope of our protection. Interference, re-examination and opposition proceedings may be costly and time consuming, and we, or the other parties from whom we might potentially license intellectual property, may be unsuccessful in defending against such proceedings. Thus, any patents that we own or might license may provide limited or no protection against competitors. In addition, our pending patent applications and those we may file in the future may have claims narrowed during prosecution or may not result in patents being issued. Even if any of our pending or future applications are issued, they may not provide us with adequate protection or any competitive advantages. Our ability to develop additional patentable technology is also uncertain.

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Non-payment or delay in payment of patent fees or annuities, whether intentional or unintentional, may also result in the loss of patents or patent rights important to our business. Many countries, including certain countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to other parties. In addition, many countries limit the enforceability of patents against other parties, including government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of the patent. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States.

If we are unable to prevent unauthorized use or disclosure of our proprietary trade secrets and unprotected know-how, our ability to compete will be harmed.

Proprietary trade secrets, copyrights, trademarks and unprotected know-how are also very important to our business. We rely on a combination of trade secrets, copyrights, trademarks, confidentiality agreements and other contractual provisions and technical security measures to protect certain aspects of our technology, especially where we do not believe that patent protection is appropriate or obtainable. We require our office holders, employees, consultants and distributers of our products and most third parties to execute confidentiality agreements in connection with their relationships with us. However, these measures may not be adequate to safeguard our proprietary intellectual property and conflicts may, nonetheless, arise regarding ownership of inventions. Such conflicts may lead to the loss or impairment of our intellectual property or to expensive litigation to defend our rights against competitors who may be better funded and have superior resources. Our office holders, employees, consultants and other advisors may unintentionally or willfully disclose our confidential information to competitors. In addition, confidentiality agreements may be unenforceable or may not provide an adequate remedy in the event of unauthorized disclosure. Enforcing a claim that a third party illegally obtained and is using our trade secrets is expensive and time consuming, and the outcome is unpredictable. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Unauthorized parties may also attempt to copy or reverse engineer certain aspects of our products that we consider proprietary. As a result, other parties may be able to use our proprietary technology or information, and our ability to compete in the market would be harmed.

We could become subject to patent and other intellectual property litigation that could be costly, result in the diversion of management’s attention, require us to pay damages and force us to discontinue selling our products.

Determining whether a product infringes a patent involves complex legal and factual issues, and the outcome of a patent litigation action is often uncertain. No assurance can be given that patents containing claims covering our products, parts of our products, technology or methods do not exist, have not been filed or could not be filed or issued. Furthermore, our competitors or other parties may assert that our products and the methods we employ in the use of our products are covered by U.S. or foreign patents held by them. In addition, because patent applications can take many years to issue and because publication schedules for pending applications vary by jurisdiction, there may be applications now pending of which we are unaware and which may result in issued patents which our current or future products infringe. Also, because the claims of published patent applications can change between publication and patent grant, there may be published patent applications with claims that we infringe. There could also be existing patents that one or more of our products or parts may infringe and of which we are unaware. As the number of competitors in the post-harvest market grows, and as the number of patents issued grows, the possibility of patent infringement claims against us increases.

Infringement actions and other intellectual property claims and proceedings brought against or by us, whether with or without merit, may cause us to incur substantial costs and could place a significant strain on our financial resources, divert the attention of management from our business and harm our reputation. Some of our competitors may be able to sustain the costs of complex patent or intellectual property litigation more effectively than we can because they have substantially greater resources.

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We cannot be certain that we will successfully defend against allegations of infringement of patents and intellectual property rights of others. In the event that we become subject to a patent infringement or other intellectual property lawsuit and if the other party’s patents or other intellectual property were upheld as valid and enforceable and we were found to infringe the other party’s patents or violate the terms of a license to which we are a party, we could be required to pay damages. We could also be prevented from selling our products unless we could obtain a license to use technology or processes covered by such patents or will be able to redesign the product to avoid infringement. A license may not be available at all or on commercially reasonable terms or we may not be able to redesign our products to avoid infringement. Modification of our products or development of new products could require us to conduct clinical trials and to revise our filings with the applicable regulatory bodies, which would be time consuming and expensive. In these circumstances, we may be unable to sell our products at competitive prices or at all, our business and operating results could be harmed.

We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

We may be subject to claims that former employees, collaborators, or other third parties have an ownership interest in our patents or other intellectual property. Ownership disputes may arise in the future, for example, from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

We may experience claims that our products infringe the intellectual property rights of others, which may cause us to incur unexpected costs or prevent us from selling our products or services.

We continually seek to improve our business processes and develop new products and applications in a crowded patent space that we must continually monitor to avoid infringement. We cannot guarantee that we will not experience claims that our processes and products infringe issued patents (whether present or future) or other intellectual property rights belonging to others.

From time to time, we oppose patent applications that we consider overbroad or otherwise invalid in order to maintain the ability to operate freely in our various business lines without the risk of being sued for patent infringement. If, however, patents are subsequently issued on any such applications by other parties, or if patents belonging to others already exist that cover our products, processes or technologies, we could experience claims for infringement or have to take other remedial or curative actions to continue our manufacturing and sales activities with respect to one or more products. Likewise, our competitors may also already hold or have applied for patents in the United States or abroad that, if enforced or issued, could prevail over our patent rights or otherwise limit our ability to manufacture or sell one or more of our products in the United States or abroad. Any actions asserted against us could include payment of damages for infringement, stopping the use, require that we obtain licenses from these parties or substantially re-engineer our products or processes in order to avoid infringement. We may not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to re-engineer our products successfully. Further, intellectual property litigation is expensive and time-consuming, regardless of the merits of any claim, and could divert our management’s attention from operating our business.

Risks Related to Regulatory Compliance

If we or our contractors or service providers fail to comply with laws and regulations, we or they could be subject to regulatory actions, which could affect our ability to develop, market and sell our products or future products that we may develop and may harm our reputation in our industry.

If we or our manufacturers or other third-party contractors fail to comply with applicable federal, state or foreign laws or regulations, including with respect to food treatment, we could be subject to regulatory actions, which could affect our ability to develop, market and sell our current products or any future products which we may develop in the future and could harm our reputation and lead to reduced demand for or non-acceptance of our proposed products by the market.

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Regulatory reforms may adversely affect our ability to sell our products profitably.

From time to time, legislation is drafted and introduced in the United States, Mexico, Israel or other countries in which we operate, that could significantly change the statutory provisions governing the clearance or approval, manufacture and marketing of our products, including in the food health industry. In addition, regulations and guidance may often be revised or reinterpreted by the regulatory authorities in ways that may significantly affect our business and our products. It is impossible to predict whether legislative changes will be enacted, or interpretations changed, and what the impact of such changes, if any, may be.

Risks Related to Our Operations in Israel

Conditions in Israel, including the recent attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them, may adversely affect our operations and limit our ability to manage and market our products, which would lead to a decrease in revenues.

Because most of our operations are conducted in Israel and all members of our board of directors, management, as well as a majority of our employees and consultants, including employees of our service providers, are located in Israel, our business and operations are directly affected by economic, political, geopolitical and military conditions affecting Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries and other hostile non-state actors. These conflicts have involved missile strikes, hostile infiltrations and terrorism against civilian targets in various parts of Israel, which have negatively affected business conditions in Israel.

On October 7, 2023, Hamas militants and members of other terrorist organizations infiltrated Israel’s southern border from the Gaza Strip and conducted a series of terror attacks on civilian and military targets. Thereafter, these terrorists launched extensive rocket attacks on Israeli population and industrial centers located along the Israeli border with the Gaza Strip, including areas in close proximity to our headquarters in Neve Yarak. As of the date of this registration statement, such attacks collectively resulted in over 1,200 deaths and over 2,600 injured people, in addition to the kidnapping of a currently indefinite number of civilians, including women and children. Shortly following the attack, Israel’s security cabinet declared war against Hamas.

The intensity and duration of Israel’s current war against Hamas is difficult to predict, and as are such war’s economic implications on the Company’s business and operations and on Israel’s economy in general. On October 9, 2023, the Central Bank of Israel announced its intent to sell up to $30 billion order to protect the New Israeli Shekel (“NIS”) from collapse, however despite the foregoing announcement the NIS weakened to approximately 3.92 NIS for one US dollar as of the same day. In addition, on October 9, 2023, the Tel Aviv-35 stock index of blue-chip companies dropped by 6.4% whereas the benchmark TA-125 index fell by 6.2%. These events may imply wider macroeconomic indications of a deterioration of Israel’s economic standing, which may have a material adverse effect on the Company and its ability to effectively conduct is business, operations and affairs.

It is possible that other terrorist organizations will join the hostilities as well, including Hezbollah in Lebanon, and Palestinian military organizations in the West Bank. Our facilities are not only within the range of rockets from the Gaza Strip, but also within the range of rockets that can be fired from Lebanon, Syria or elsewhere in the Middle East. In the event that our facilities are damaged as a result of hostile action or hostilities otherwise disrupt the ongoing operation of our facilities, our ability to deliver products to customers in a timely manner to meet our contractual obligations with customers and vendors could be materially and adversely affected.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business.

As a result of the Israeli security cabinet’s decision to declare war against Hamas, several hundred thousand Israeli reservists were drafted to perform immediate military service. Certain of our employees and consultants in Israel, in addition to employees of our service providers located in Israel, have been called for service in the current war with Hamas as of the date of this registration statement, and such persons are expected may be absent for an extended period of time. As a result, our operations may be disrupted by such absences, which may materially and adversely affect our business and results of operations. Additionally, the absence of employees of our Israeli suppliers and contract manufacturers due to their military service in the current war or future wars or other armed conflicts may disrupt their operations, in which event our ability to deliver products to customers may be materially and adversely affected.

In addition, popular uprisings in various countries in the Middle East and North Africa have affected the political stability of those countries. Such instability may lead to a deterioration in the political and trade relationships that exist between the State of Israel and these countries, such as Turkey, from which we import a significant amount of our raw materials. Moreover, some countries around the world restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. These restrictions may limit materially our ability to obtain raw materials from these countries or sell our products to companies and customers in these countries. In addition, there have been increased efforts by activists to cause companies and consumers to boycott Israeli goods. Such efforts, particularly if they become more widespread, may materially and adversely impact our ability to sell our products outside of Israel.

Prior to the Hamas attack in October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. In response to such initiative, many individuals, organizations and institutions, both within and outside of Israel, have voiced concerns that the proposed changes may negatively impact the business environment in Israel including due to reluctance of foreign investors to invest or transact business in Israel as well as to increased currency fluctuations, downgrades in credit rating, increased interest rates, increased volatility in security markets, and other changes in macroeconomic conditions. The risk of such negative developments has increased in light of the recent Hamas attacks and the war against Hamas declared by Israel. To the extent that any of these negative developments do occur, they may have an adverse effect on our business, our results of operations and our ability to raise additional funds, if deemed necessary by our management and board of directors.

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We may not be able to enforce covenants not-to-compete under current Israeli law that might result in added competition for our products.

We have non-competition agreements with all of our employees, all of which are governed by Israeli law. These agreements prohibit our employees from competing with or working for our competitors, generally during their employment and for up to 12 months after termination of their employment. However, Israeli courts are reluctant to enforce non-compete undertakings of former employees and tend, if at all, to enforce those provisions for relatively brief periods of time in restricted geographical areas, and only when the employee has obtained unique value to the employer specific to that employer’s business and not just regarding the professional development of the employee. If we are not able to enforce non-compete covenants, we may be faced with added competition.

It may be difficult to acquire jurisdiction and enforce liabilities against our officers and directors who are based in Israel.

All of our officers and directors reside outside of the United States and most of our operations are located outside the United States. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws. Moreover, we have been advised that Israel does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and Israel would permit effective enforcement of criminal penalties of the federal securities laws.

Risks Related to Ownership of Our Common Stock

We may not satisfy Nasdaq’s requirements for continued listing. If we cannot satisfy these requirements, Nasdaq could delist our securities.

Our Common Stock is listed on Nasdaq under the symbol “SVFD”. To continue to be listed on Nasdaq, we are required to satisfy a number of conditions, including a minimum bid price of at least $1.00 per share of Common Stock, a market value of our publicly held shares of at least $1 million and shareholders’ equity of at least $2.5 million.

On April 25, 2023, we received a letter from Nasdaq’s Listing Qualifications Department that for the last 30 consecutive business days, the closing bid price for our Common Stock was below $1.00, which is the minimum closing bid price required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5450(a)(1). We were provided a compliance period until October 22, 2023, to regain compliance with the minimum closing bid price requirement. We effected the 1-for-7 reverse stock split of our Common Stock on October 5, 2023, and our Common Stock began to trade on the Nasdaq Capital Market on a post-reverse stock split basis at $3.08 per share on October 6, 2023. On October 20, 2023, Nasdaq’s Listing Qualification Department notified us that from October 6, 2023 to October 19, 2023, the closing bid price of our Common Stock has been $1.00 per share or greater. Accordingly, Nasdaq informed the Company that it regained compliance with the Minimum Bid Price and that this matter is now closed. However, we cannot guarantee that in the future we will continue to be in compliance with the requirements for continued listing on the Nasdaq Capital Market.

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If we are delisted from the Nasdaq Capital Market, trading in our securities may be conducted, if available, on the OTC Markets or, if available, via another market. In the event of such delisting, our shareholders would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of our securities, and our ability to raise future capital through the sale of our securities could be severely limited. In addition, if our securities were delisted from the Nasdaq, our Common Stock could be considered a “penny stock” under the U.S. federal securities laws. Additional regulatory requirements apply to trading by broker-dealers of penny stocks that could result in the loss of an effective trading market for our securities.

The market price of our Common Stock may be highly volatile.

The market price of our Common Stock is likely to be volatile. Our Common Stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

●	reports of adverse events with respect to the commercialization and distribution of our products;

●	inability to obtain additional funding;

●	any delay in filing a regulatory submission for any of our products and any adverse development or perceived adverse development with respect to the review of that regulatory submission by the EPA, the FDA or other regulatory authority;

●	failure to successfully develop and commercialize our products;

●	failure to enter into strategic collaborations;

●	failure by us or strategic collaboration partners to prosecute, maintain or enforce our intellectual property rights;

●	changes in laws or regulations applicable to future products;

●	inability to scale up our manufacturing capabilities through third-party manufacturers, inability to obtain adequate product supply for our products or the inability to do so at acceptable prices;

●	introduction of new products or technologies by our competitors;

●	failure to meet or exceed financial projections we may provide to the public;

●	failure to meet or exceed the financial expectations of the investment community;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by our competitors;

●	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our platform technologies, technologies, products or product candidates;

●	additions or departures of key scientific or management personnel;

●	significant lawsuits, including patent or stockholder litigation;

●	changes in the market valuations of similar companies;

●	sales of our securities by us or our stockholders in the future; and

●	trading volumes of our securities.

In addition, companies trading in the stock market have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

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Sales of a substantial number of shares of our Common Stock in the public market by our existing stockholders could cause our share price to fall.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Common Stock.

Delaware law and provisions in our certificate of incorporation and amended and restated bylaws could make a merger, tender offer or proxy contest difficult, thereby depressing the market price of our Common Stock.

Our status as a Delaware corporation and the anti-takeover provisions of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, even if a change of control would be beneficial to our existing stockholders. In addition, our amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and amended and restated bylaws contain provisions that may make the acquisition of the Company more difficult, including the following:

●	our stockholders will only be able to take action at a meeting of stockholders and will not be able to take action by written consent for any matter;

●	our board of directors is classified into three classes of directors with staggered three-year terms;

●	a special meeting of our stockholders may only be called by a majority of our board of directors;

●	advance notice procedures apply for stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders; and

●	certain litigation against us can only be brought in Delaware.

These provisions, alone or together, could discourage, delay or prevent a transaction involving a change in control of the Company. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and to cause us to take other corporate actions they desire, any of which, under certain circumstances, could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock, and could also affect the price that some investors are willing to pay for our Common Stock.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our Common Stock, our stock price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our shares, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analysts who may cover us were to cease coverage of the Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

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We do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid cash dividends, and we do not anticipate paying cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Common Stock as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our stockholders.

We may require additional cash resources due to changed business conditions or other future developments, including adverse effects to our business from global inflation and recession related issues. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more credit facilities. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

General Risk Factors

Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.

We believe that an appropriate information technology (“IT”), infrastructure is important in order to support our daily operations and the growth of our business. If we experience difficulties in implementing new or upgraded information systems or experience significant system failures, or if we are unable to successfully modify our management information systems or respond to changes in our business needs, we may not be able to effectively manage our business, and we may fail to meet our reporting obligations. Additionally, if our current back-up storage arrangements and our disaster recovery plan are not operated as planned, we may not be able to effectively recover our information system in the event of a crisis, which may materially and adversely affect our business and results of operations.

In the current environment, there are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, employee malfeasance and human or technological error. High-profile security breaches at other companies and in government agencies have increased in recent years, and security industry experts and government officials have warned about the risks of hackers and cyber-attacks targeting businesses such as ours. Computer hackers and others routinely attempt to breach the security of technology products, services and systems, and to fraudulently induce employees, customers, or others to disclose information or unwittingly provide access to systems or data. We can provide no assurance that our current IT system or any updates or upgrades thereto and the current or future IT systems of our distributors use or may use in the future, are fully protected against third-party intrusions, viruses, hacker attacks, information or data theft or other similar threats. Legislative or regulatory action in these areas is also evolving, and we may be unable to adapt our IT systems or to manage the IT systems of third parties to accommodate these changes. We have experienced and expect to continue to experience actual or attempted cyber-attacks of our IT networks. Although none of these actual or attempted cyber-attacks has had a material adverse impact on our operations or financial condition, we cannot guarantee that any such incidents will not have such an impact in the future.

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Failure to comply with anti-bribery, anti-corruption and anti-money laundering laws could subject us to penalties and other adverse consequences.

We are subject to the FCPA and other anticorruption, anti-bribery and anti-money laundering laws in the jurisdictions in which we do business, both domestic and abroad. These laws generally prohibit us and our employees from improperly influencing government officials or commercial parties in order to obtain or retain business, direct business to any person or gain any advantage. The FCPA and other applicable anti-bribery and anti-corruption laws also may hold us liable for acts of corruption and bribery committed by our third-party business partners, representatives and agents. In addition, we leverage third parties to sell our products and conduct our business abroad. We and our third-party business partners, representatives and agents may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and we may be held liable for the corrupt or other illegal activities of these third-party business partners and intermediaries, our employees, representatives, contractors, channel partners and agents, even if we do not explicitly authorize such activities. These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, we cannot assure you that our employees and agents will not take actions in violation of our policies or applicable law, for which we may be ultimately held responsible and our exposure for violating these laws increases as our international presence is established and as we increase sales and operations in foreign jurisdictions. Any violation of the FCPA or other applicable anti-bribery, anti-corruption laws and anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, imposition of significant legal fees, loss of export privileges, severe criminal or civil sanctions or suspension or debarment from U.S. government contracts, substantial diversion of management’s attention, a decline in the market price of our Common Stock or overall adverse consequences to our reputation and business, all of which may have an adverse effect on our results of operations and financial condition.

We incur additional increased costs as a result of the listing of our Common Stock for trading on Nasdaq, and our management is required to devote substantial time to new compliance initiatives and reporting requirements.

As a public company, we incur significant accounting, legal and other expenses as a result of the listing of our Common Stock on Nasdaq. These include costs associated with corporate governance requirements of the Securities Exchange Commission, or the SEC, and the Marketplace Rules of Nasdaq, as well as requirements under Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. These rules and regulations increase our legal and financial compliance costs, introduce costs such as investor relations, stock exchange listing fees and shareholder reporting, and make some activities more time consuming and costly. Any future changes in the laws and regulations affecting public companies in the United States, including Section 404 and other provisions of the Sarbanes-Oxley Act, the rules and regulations adopted by the SEC and the rules of the Nasdaq Stock Market may result in increased costs to us as we respond to such changes. These laws, rules and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

We face risks related to compliance with corporate governance laws and financial reporting standards.

The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the SEC and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies. These new laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting, have materially increased the legal and financial compliance costs of small companies and have made some activities more time-consuming and more burdensome.

The ongoing conflict in Ukraine may result in market volatility that could adversely affect our business.

In late February 2022, Russia invaded Ukraine, significantly amplifying already existing geopolitical tensions among Russia and other countries in the region and in the west, including the U.S. Russia’s invasion, the responses of countries and political bodies to Russia’s actions, the larger overarching tensions, and Ukraine’s military response and the potential for wider conflict may increase financial market volatility and could have severe adverse effects on regional and global economic markets. The foregoing may, in particular, adversely affect our customers’ ability to sell produce to Russia or other countries in the geographic vicinity.

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Following Russia’s actions, various countries, including the U.S., Canada, the United Kingdom, Germany and France, as well as the European Union, issued broad-ranging economic sanctions against Russia. Such sanctions included, among other things, a prohibition on doing business with certain Russian companies, officials and oligarchs; a commitment by certain countries and the European Union to remove selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications electronic banking network that connects banks globally; and restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. To date the ongoing conflict has not affected our financial condition, yet the current sanctions (and potential further sanctions in response to continued Russian military activity) and other actions may have adverse effects on regional and global economic markets, and may result in increased volatility in the price of our Common Stock.

If we fail to implement and maintain effective internal control over financial reporting, we may be unable to report our financial results accurately or meet our reporting obligations.

The process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404(a) and whether there are any material weaknesses or significant deficiencies in our existing internal controls requires the investment of substantial time and resources, including by our Chief Executive Officer, Chief Financial Officer and other members of our senior management and finance team. This determination and any remedial actions required could divert internal resources and take a significant amount of time and effort to complete and could result in us incurring additional costs that we did not anticipate, including the hiring of outside consultants. We could experience higher than anticipated operating expenses and higher independent auditor fees during and after the implementation of these changes.

Irrespective of compliance with Section 404, any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. In connection with the issuance of our financial statements for each of the years ended December 31, 2019 and 2020, we identified a material weakness in our internal control over financial reporting that we subsequently remediated. If we identify future material weaknesses in our internal control of financial reporting, and if we are unable to implement any of the required changes to our internal control over financial reporting effectively or efficiently or are required to do so earlier than anticipated, it could adversely affect our operations, financial reporting and/or results of operations and could result in an adverse opinion on internal controls from our management and, once we lose our emerging growth company status, our independent auditors. Further, if our internal control over financial reporting is not effective, the reliability of our financial statements may be questioned and our share price may suffer.

Risks Related to this Offering

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

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It is not possible to predict the actual number of shares we will sell under our agreement with the Investor, or the actual gross proceeds resulting from those sales.

On July 23, 2023, we entered into the Purchase Agreement with the Investor pursuant to which the Investor has agreed to purchase up to $3.5 million shares of Common Stock over the course of 40 months after the date of the Agreement. The price of shares to be issued under the Purchase Agreement will be 94% of the lowest VWAP of the Company’s Common Stock for the three days prior to delivery of each advance notice by the Company. Each Advance is subject to a maximum amount equal to the greater of 100% of the Daily Traded Amount (being the product obtained by multiplying the daily trading volume of the Company’s shares as reported by Bloomberg L.P., by the VWAP for such trading day) during the five trading days prior to an Advance notice and $200,000. With respect to each Advance notice, if the Company notifies the Investor of a minimum acceptable price with respect to such Advance, then if there is no VWAP or if such price is below the minimum price indicated by the Company, there will be an automatic reduction to the amount of the Advance by one third, and that day will be excluded from the pricing period.

The conditions that must be satisfied prior to the Investor advancing the Company funds pursuant to the terms of a promissory note include obtaining shareholder approval of the transactions contemplated by the Purchase Agreement, the delivery by the Company to the Investor of a request to lend funds pursuant to the Note prior to January 31, 2024, no events which could have a material adverse on the Company and other conditions customary of financings of this nature.

We generally have the right to control the timing and amount of any sales of our Common Stock to the Investor under the Purchase Agreement. Sales of our shares of Common Stock, if any, to the Investor under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Investor all, some or none of the shares of Common Stock that may be available for us to sell to the Investor pursuant to the Purchase Agreement.

Because the purchase price per share to be paid by the Investor for the shares of Common Stock that we may elect to sell to the Investor under the Purchase Agreement, if any, will fluctuate based on the market prices of our shares of Common Stock at the time we elect to sell shares to the Investor, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Investor under the Purchase Agreement, the purchase price per share that the Investor will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Investor under the Purchase Agreement.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Investor. If and when we do elect to sell our shares of Common Stock to the Investor pursuant to the Purchase Agreement, after the Investor has acquired such shares, the Investor may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Investor in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Investor in this offering as a result of future sales made by us to the Investor at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Investor under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

We completed a reverse stock split on October 5, 2023, in an effort to regain compliance with Nasdaq listing rules and we cannot predict the effect that such reverse stock split will have on the market price of our Common Stock.

On April 25, 2023, we received a deficiency letter from Nasdaq notifying us that for the last 30 consecutive business days the bid price for our Common Stock had closed below the Minimum Bid Price requirement for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) and that we had until October 22, 2023 to regain compliance with the Bid Price Rule.

Our board of directors approved a 1-for-7 reverse stock split of our Common Stock which became effective on October 5, 2023 in order to regain compliance with the Minimum Bid Price. We cannot predict the effect that the reverse stock split will have on the market price for shares of our Common Stock, and the history of similar reverse stock splits for companies in like circumstances has varied. Some investors may have a negative view of a reverse stock split. Even if the reverse stock split has a positive effect on the market price for shares of our Common Stock, performance of our business and financial results, general economic conditions and the market perception of our business, and other adverse factors which may not be in our control could lead to a decrease in the price of our Common Stock following the reverse stock split.

Furthermore, even if the reverse stock split does result in an increased market price per share of our Common Stock, the market price per share following the reverse stock split may not increase in proportion to the reduction of the number of shares of our Common Stock outstanding before the implementation of the reverse stock split. Accordingly, even with an increased market price per share, the total market capitalization of shares of our Common Stock after a reverse stock split could be lower than the total market capitalization before the reverse stock split. Also, even if there is an initial increase in the market price per share of our Common Stock after a reverse stock split, the market price may not remain at that level.

If the market price of shares of our Common Stock declines following the reverse stock split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split due to decreased liquidity in the market for our Common Stock. Accordingly, the total market capitalization of our Common Stock following the reverse stock split could be lower than the total market capitalization before the reverse stock split.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

This prospectus should be read in conjunction with the consolidated financial statements for the years ended December 31, 2022 and 2021 and related notes and other documents incorporated by reference herein. We cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

All forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to update any forward-looking statements or other information contained herein. Shareholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this prospectus are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

USE OF PROCEEDS

This prospectus relates to shares of Common Stock that may be offered and sold from time to time by the Selling Stockholder. We will receive none of the proceeds from the sale of Common Stock by the Selling Stockholder in this Offering.

We may receive up to $3.5 million in gross proceeds from any sales we may make to the Selling Stockholder pursuant to the Purchase Agreement from time to time for up to forty months from the date of the Purchase Agreement after the registration statement of which this prospectus forms a part is declared effective. Any net proceeds from the Selling Stockholder that we receive under the Purchase Agreement are expected to be used for general corporate purposes, capital expenditures, working capital and general and administrative expenses. However, as we are unable to predict the timing or amount of potential issuances of shares of Common Stock issuable under the Purchase Agreement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of such shares. Accordingly, our management will have broad discretion in the application of the net proceeds. We may use the proceeds for purposes that are not contemplated at the time of this Offering. It is possible that no additional shares will be issued under the Purchase Agreement.

DETERMINATION OF THE OFFERING PRICE

The Selling Stockholder will offer shares of our Common Stock at the prevailing market prices or privately negotiated prices. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock may not trade at the market prices in excess of the offering prices for Common Stock in any public market, will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our Common Stock.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price for our Common Stock

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SVFD.” The last reported sales price of our Common Stock on Nasdaq on October 25, 2023, was $2.12 per share.

Holders

As of October 25, 2023, there were 157 holders of record of our Common Stock.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock is currently within the definition of a penny stock and will be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit the investors’ ability to buy and sell our stock.

Dividend Policy

We have never paid cash dividends on any of our capital stock and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. We do not intend to pay cash dividends to holders of our Common Stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information regarding our equity compensation plans as of December 31, 2022.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders:
2018 Equity Incentive Plan	27,518	$23.66	12,995
2022 Share Incentive Plan	6,015	$8.75	136,842
Total equity compensation plans approved by securityholders	33,533	$21.00	149,837
Equity compensation plans not approved by securityholders	-	-	-

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2018 Equity Incentive Plan

The 2018 Equity Incentive Plan provides for the grant of incentive stock options to employees of the Company, including officers and directors, and non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock or cash awards as the board of directors may determine, to the Company’s employees, directors and consultants. 2,857,143 shares of Common Stock are issuable under the 2018 Equity Incentive Plan.

2022 Share Incentive Plan

The 2022 Share Incentive Plan (the “2022 Plan”) provides for the grant of incentive stock options and nonqualified stock options, restricted shares of Common Stock, restricted stock units and other share-based awards to any employee, director, officer, consultant, advisor and any other person or entity who provides services to the Company or any parent, subsidiary, or affiliate thereof. 285,714 shares of Common Stock are issuable under the 2022 Plan.

The 2022 Plan is currently administered by the board of directors Subject to the provisions of the 2022 Plan, the board determines subject to applicable law, awards granted thereunder, designates recipients of awards, determines and amends the terms of awards, including any vesting schedule applicable to an award. The board also has the authority to amend and rescind rules and regulations relating to the 2022 Plan or terminate the 2022 Plan at any time before the date of expiration of its ten-year term.

The 2022 Plan provides for granting awards under various tax regimes, including, without limitation, in compliance with Section 102 of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Ordinance”), and Section 3(i) of the Ordinance and for awards granted to our United States employees or service providers, including those who are deemed to be residents of the United States for tax purposes, Section 422 of the Code and Section 409A of the Code. Section 102 of the Ordinance allows employees, directors and officers who are not controlling shareholders and are considered Israeli residents to receive favorable tax treatment for compensation in the form of shares or options. Our non-employee service providers and controlling shareholders may only be granted options under section 3(i) of the Ordinance, which does not provide for similar tax benefits.

Awards granted under the 2022 Plan to U.S. residents may qualify as “incentive stock options” within the meaning of Section 422 of the Code. The exercise price for “incentive stock options” must not be less than the fair market value on the date on which an option is granted, or 110% of the fair market value if the option holder holds more than 10% of our share capital. Notwithstanding the foregoing provisions, options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to the issuance or assumption of an option in a transaction to which Section 424(a) of the Code applies in a manner consistent with said Section 424(a).

With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2022 Plan, the board may, in its discretion, accept cash, provide for net withholding of shares in a cashless exercise mechanism or direct a securities broker to sell shares and deliver all or a part of the proceeds to the Company or the trustee.

In the event of termination of a grantee’s employment or service with the Company or any of its affiliates, all vested and exercisable awards held by such grantee as of the date of termination generally may be exercised within three months after such date of termination. After such three month period, all such unexercised awards will terminate and the shares covered by such awards shall again be available for issuance under the 2022 Plan. In the event of termination of a grantee’s employment or service with the company or any of its affiliates due to such grantee’s death, permanent disability or retirement, all vested and exercisable awards held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s legal guardian, estate, or by a person who acquired the right to exercise the award by bequest or inheritance, as applicable, within twelve months after such date of termination. Any awards which are unvested as of the date of such termination or which are vested but not then exercised within the twelve month period following such date, will terminate and the shares covered by such awards shall again be available for issuance under the 2022 Plan. Notwithstanding any of the foregoing, if a grantee’s employment or services with the Company or any of its affiliates is terminated for “cause” (as defined in the 2022 Plan), all outstanding awards held by such grantee (whether vested or unvested) will terminate on the date of such termination and the shares covered by such awards shall again be available for issuance under the 2022 Plan.

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Other than by will, the laws of descent and distribution or as otherwise provided under the 2022 Plan, neither the options nor any right in connection with such options are assignable or transferable.

In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of our shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the company (but not including the conversion of any convertible securities of the company), the board in its sole discretion shall make an appropriate adjustment in the number of shares related to each outstanding award and to the number of shares reserved for issuance under the 2022 Plan, to the class and kind of shares subject to the 2022 Plan, as well as the exercise price per share of each outstanding award, as applicable, the terms and conditions concerning vesting and exercisability and the term and duration of outstanding awards, or any other terms that the board adjusts in its discretion, or the type or class of security, asset or right underlying the award (which need not be only that of the Company, and may be that of the surviving corporation or any affiliate thereof or such other entity party to any of the above transactions); provided that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share unless otherwise determined by the administrator. In the event of a distribution of a cash dividend to all shareholders, the administrator may determine, without the consent of any holder of an award, that the exercise price of an outstanding and unexercised award shall be reduced by an amount equal to the per share gross dividend amount distributed by the Company, subject to applicable law.

In the event of a merger or consolidation, or a sale of all, or substantially all, of the Company’s shares or assets or other transaction having a similar effect on the Company, or change in the composition of the board of directors, or liquidation or dissolution, or such other transaction or circumstances that the board of directors determines to be a relevant transaction, then without the consent of the grantee, the administrator may but is not required to (i) cause any outstanding award to be assumed or substituted by such successor corporation, or (ii) regardless of whether or not the successor corporation assumes or substitutes the award (a) provide the grantee with the option to exercise the award as to all or part of the shares, and may provide for an acceleration of vesting of unvested awards, or (b) cancel the award and pay in cash, shares of the company, the acquirer or other corporation which is a party to such transaction or other property as determined by the administrator as fair in the circumstances. Notwithstanding the foregoing, the administrator may upon such event amend, modify or terminate the terms of any award as it shall deem, in good faith, appropriate.

Standby Equity Purchase Agreement

On July 23, 2023, we entered into the Purchase Agreement with the Investor, pursuant to which the Investor has agreed to purchase up to $3.5 million shares of the Company’s Common Stock over the course of 40 months after the date of the Agreement. The price of shares to be issued under the Purchase Agreement will be 94% of the lowest VWAP of the Company’s Common Stock for the three days prior to delivery of each Advance notice by the Company. Each issuance and sale by the Company to the Investor under the Purchase Agreement is subject to a maximum amount equal to the greater of 100% of the Daily Traded Amount (being the product obtained by multiplying the daily trading volume of the Company’s shares as reported by Bloomberg L.P., by the VWAP for such trading day) during the five trading days prior to an Advance notice and $200,000. With respect to each Advance notice, if the Company notifies the Investor of a minimum acceptable price with respect to such Advance, then if there is no VWAP or if such price is below the minimum price indicated by the Company, there will be an automatic reduction to the amount of the Advance by one third, and that day will be excluded from the pricing period.

The Purchase Agreement provides that Advances are subject to certain limitations, including that the Investor cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Company’s outstanding shares of Common Stock at the time of an Advance or acquiring more than 19.99% of the Company’s outstanding shares of Common Stock as of the date of the Purchase Agreement. The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue a number of shares of Common Stock in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.”

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The Purchase Agreement will terminate automatically on the earlier of December 1, 2026 or when the Investor has purchased an aggregate of $3.5 million shares of the Company’s Common Stock. The Company has the right to terminate the Purchase Agreement upon five trading days’ prior written notice to the Investor.

In connection with the Purchase Agreement, subject to the satisfaction of certain conditions set forth in the Purchase Agreement, upon the request of the Company, the Investor will advance to the Company up to $700,000 of the $3,500,000 commitment amount, with such Advances to be evidenced by a promissory note (the “Note”). The request by the Company for such Advances may only be made after the approval of the stockholders of the transactions contemplated by the Purchase Agreement, and the Company cannot request any Advances after January 31, 2024. There is a 3% discount to the amount equal to each Note. Each Note accrues interest on the outstanding principal balance at the rate of 8% per annum. The Company is required to pay, on a monthly basis, a one tenth of the outstanding principal of each Note and accrued interest thereon either (i) in cash or (ii) by submitting an advance notice pursuant to the Purchaser Agreement and selling the Investor shares, or any combination of (i) or (ii) as determined by the Company. The first payment is due 60 days after the issuance of a Note, with each subsequent payment due 30 days after the prior payment. Unless otherwise agreed by the Investor, the funds received by the Company pursuant to the Purchase Agreement for the sale of shares will first be used to satisfy any payments due under the Note.

The conditions that must be satisfied prior to the Investor advancing the Company funds pursuant to the terms of the Note include obtaining shareholder approval of the transactions contemplated by the Purchase Agreement, the delivery by the Company to the Investor of a request to lend funds pursuant to the Note prior to January 31, 2024, no events which could have a material adverse on the Company and other conditions customary of financings of this nature.

The Company paid a subsidiary of the Investor a structuring fee in the amount of $10,000 and issued the 26,224 Commitment Shares to the Investor as a commitment fee. The Company and the Investor made certain representations and warranties to each other that are customary for transactions similar to this one, subject to specified exceptions and qualifications. Each of the Company and the Investor also agreed to indemnify the other.

The issuance of more than 20% of our issued and outstanding shares of Common Stock pursuant to the Purchase Agreement was approved by our stockholders on October 2, 2023. Accordingly, we now may request Advances from the Investor under the Purchase Agreement that will result in the issuance of more than 20% of our issued and outstanding shares of Common Stock in accordance with the terms of the Purchase Agreement without being subject to the limitations under the Exchange Cap with respect to the number of shares to be purchased by the Investor, subject only to Investor’s 4.99% beneficial ownership limitation at the time of an Advance.

Effect of Performance of the Purchase Agreement on Our Stockholders

All 1,000,000 shares of our Common Stock being registered for resale by the Investor under the registration statement that includes this prospectus which have been or may be issued or sold by us to the Investor under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold until the earlier of December 1, 2026 or when the Investor has purchased an aggregate of $3.5 million of our shares.

The sale by the Investor of a significant amount of shares registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock to the Investor, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Investor all, some or none of the additional shares of our Common Stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to the Investor, after the Investor has acquired the shares, the Investor may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Investor by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of shares to the Investor under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to the Investor and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

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If and when we do elect to sell shares of our Common Stock to the Investor pursuant to the Purchase Agreement, after the Investor has acquired such shares, the Investor may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Investor in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Investor in this offering as a result of future sales made by us to the Investor at prices lower than the prices such investors paid for their shares in this offering.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Investor. Sales of our Common Stock, if any, to the Investor under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Investor all, some or none of the shares of our Common Stock that may be available for us to sell to the Investor pursuant to the Purchase Agreement. Because the purchase price per share to be paid by the Investor for the shares of Common Stock that we may elect to sell to the Investor under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock at the time we elect to sell shares to the Investor pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Investor under the Purchase Agreement, the purchase price per share that the Investor will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Investor under the Purchase Agreement.

Moreover, although the Purchase Agreement provides that we may, in our discretion, from time to time after the date of this prospectus and during the term of the Purchase Agreement, direct the Investor to purchase shares of our Common Stock from us in one or more purchases under the Purchase Agreement, for a maximum aggregate purchase price of up to $3.5 million, only 1,000,000 shares of Common Stock (including 26,224 Commitment Shares that have been issued by us to the Investor on September 27, 2023, for which we received no cash proceeds) are being registered for resale under the registration statement of which this prospectus forms a part. Therefore, only 973,776 of such shares of Common Stock represent shares that we may issue and sell to the Investor for cash consideration in purchases under the Purchase Agreement from time to time, at our sole discretion, during the term of the Purchase Agreement. If we elect to sell to the Selling Stockholder all of the 1,000,000 shares of Common Stock being registered for resale under this prospectus that are available for sale by us to the Selling Stockholder in purchases under the Purchase Agreement, depending on the market prices of our Common Stock at the time of such sales, the actual gross proceeds from the sale of all such shares may be substantially less than the $3.5 million total purchase commitment available to us under the Purchase Agreement, which could materially adversely affect our liquidity.

Additionally, under applicable Nasdaq rules, and as provided in the Purchase Agreement, until our stockholders approve the issuance of 20% or more of the issued and outstanding shares of Common Stock (calculated at the time immediately prior to the execution of the Purchase Agreement) to the Investor, we would be subject to the Exchange Cap with respect to such issuances of shares of Common Stock. On October 2, 2023, our stockholders approved the issuance of 20% or more of our issued and outstanding Common Stock pursuant to the Purchase Agreement. Accordingly, we now may request Advances from the Investor under the Purchase Agreement that will result in the issuance of more than 20% of our issued and outstanding shares of Common Stock in accordance with the terms of the Purchase Agreement without being subject to the limitations under the Exchange Cap, subject only to Investor’s 4.99% beneficial ownership limitation at the time of an Advance. However, we may be subject to limitations with respect to the maximum number of shares of Common Stock that may be registered for resale in this registration statement pursuant to Rule 415 under the Securities Act. If we elect to issue and sell to the Investor more than the 1,000,000 shares of our Common Stock under the Purchase Agreement and to register them for resale by the Investor hereunder, which we have the right, but not the obligation, to do, we must first file with the SEC one or more additional registration statements to register under the Securities Act for resale by the Investor such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the Investor under the Purchase Agreement. Furthermore, the issuance and sale by us of a substantial number of shares of Common Stock to the Investor under the Purchase Agreement registered for resale by the Investor hereunder could cause additional substantial dilution to our stockholders.

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The number of shares of Common Stock ultimately resold by the Investor through this prospectus is dependent upon the total number of shares of Common Stock, if any, we elect to issue and sell to the Investor under the Purchase Agreement during the term of the Purchase Agreement. Issuances of our Common Stock to the Investor under the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance of shares of our Common Stock to the Investor under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from the Investor from our sale of up to 973,776 shares of Common Stock (which excludes the 26,224 Commitment Shares we issued to the Investor for which we did not receive cash proceeds) that we are registering hereby that we may issue and sell to the Investor in the future under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to the Investor(2)	Proceeds from the Sale of Shares to the Investor Under the Purchase Agreement(1)
$2.00		973,776	40.74%	$1,947,552
$2.12	(3)	973,776	40.74%	$2,064,405
$2.50		973,776	40.74%	$2,344,440
$3.00		973,776	40.74%	$2,921,328
$3.50		973,776	40.74%	$3,408,216

(1)	Although the Purchase Agreement provides that we may sell up to $3.5 million of our Common Stock for resale under the registration statement of which this prospectus forms a part, (including the 26,224 Commitment Shares we issued to the Investor on September 27, 2023 in consideration of the Investor’s commitment to purchase shares of our Common Stock at our direction under the Purchase Agreement, for which we did receive cash proceeds), only 973,776 of such shares represent shares that we may issue and sell to the Investor for cash consideration in purchases under the Purchase Agreement from time to time, at our sole discretion, which may or may not cover all the shares of our Common Stock we ultimately sell to the Investor under the Purchase Agreement, if any, depending on the purchase price per share. We have included in this column only the 973,776 shares that we may issue and sell to the Investor for cash consideration in purchases under the Purchase Agreement that are being registered for resale in the offering made by this prospectus (excluding the 26,224 Commitment Shares), without giving effect to the 19.99% limitation on the issuance of shares to the Selling Stockholder under the Exchange Cap, since our stockholders approved the issuance of more than 20% of our issued and outstanding Common Stock pursuant to the Purchase Agreement. Accordingly, depending on the assumed average price per share, we may or may not be able to ultimately sell to the Investor a number of shares of our Common Stock with a total value of $3.5 million.

(2)	The denominator is based on 1,445,558 shares of our Common Stock outstanding as of October 25, 2023 (which includes the 26,224 Commitment Shares issued to the Investor), adjusted to include the number of shares of our Common Stock set forth in the adjacent column. The numerator is based on the number of shares of our Common Stock set forth in the adjacent column.

(3)	The closing sale price of our Common Stock on October 25, 2023.

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SELLING STOCKHOLDER

This prospectus covers the resale by the Selling Stockholder of up to an aggregate of 1,000,000 shares of Common Stock issuable pursuant to the Purchase Agreement.

The Selling Stockholder may dispose of the shares covered by this prospectus from time to time at such prices as it may choose. The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our Common Stock held by the Selling Stockholder and the percentage owned by the Selling Stockholder. Assuming all of the shares registered below are sold by the Selling Stockholder, the Selling Stockholder will not own more than 1% of our Common Stock.

	Number of Shares Beneficially Owned Prior to Offering		Maximum Number of Shares which may be offered Pursuant to this Offering		Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering
Name	Number
YA II PN, Ltd.	26,224	(1)	1,000,000	(2)	-	-

(1) Represents 26,224 Commitment Shares issued pursuant to the Purchase Agreement.

(2) Such amount of Common Stock is solely for the purposes of making a good faith estimate as to the number of shares issuable to be registered. This number includes 26,224 Commitment Shares.

PLAN OF DISTRIBUTION

The Selling Stockholder and its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the securities covered hereby, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions it assumes. The Selling Stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Any broker-dealer or agent that is involved in selling the securities may be deemed to be an “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealer or agent and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that the Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Stockholder is deemed an underwriter within the meaning of the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that the Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and are informing the Selling Stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables summarize our consolidated financial data. The summary consolidated balance sheets, statements of operations and comprehensive loss and of cash flows information for the years ended December 31, 2022 and December 31, 2021 have been derived from our audited consolidated financial statements for the fiscal years ended December 31, 2022 and December 31, 2021 and related notes, which are incorporated by reference into this prospectus. The summary consolidated financial statements for the six and three months ended June 30, 2023 and June 30, 2022 have been derived from our unaudited consolidated financial statements for the quarterly periods ended June 30, 2023 and June 30, 2022 and related notes, which are also incorporated by reference herein. The unaudited interim consolidated financial statements were prepared on a basis consistent with our audited consolidated financial statements and include, in management’s opinion, all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair statement of the financial information set forth in those statements. Effective October 5, 2023, we effected a 1-for-7 reverse stock split. All shares and per-share numbers in the selected consolidated financial data have been retroactively restated to reflect this 1-for-7 reverse stock split. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. You should read the following summary of consolidated financial data together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements for the fiscal years ended December 31, 2022 and December 31, 2021 and our unaudited consolidated financial statements for the six and three months ended June 30, 2023 and June 30, 2022, together with related notes, which are incorporated by reference into this prospectus. See the section “Incorporation by Reference” on page 76 for additional details.

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CONSOLIDATED BALANCE SHEETS

(U.S. dollars except share and per share data)

	June 30, 2023	December 31, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	2,969,707	5,700,709	6,750,938
Restricted cash	47,696	50,062	56,674
Accounts receivable, net	109,521	192,597	172,630
Inventories	91,702	81,706	22,603
Other current assets	737,434	247,370	226,252
Total Current assets	3,956,060	6,272,444	7,229,097

Right-of-use asset arising from operating leases	89,395	121,855	129,613

Property and equipment, net	64,204	97,914	100,944

Investment in nonconsolidated subsidiary	2,053,271	-	-

Funds in respect of employee rights upon retirement	-	-	137,625

Total assets	6,162,930	6,492,213	7,597,279

Liabilities and Shareholders’ Equity
Current Liabilities
Short-term loan from banking institutions	-	-	8,390
Accounts payable	394,939	419,814	539,360
Other liabilities	195,223	295,035	383,554
Total current liabilities	590,162	714,849	931,304

Operating lease liabilities	10,345	40,023	87,287

Liability for employee rights upon retirement	-	-	166,077

Total liabilities	600,507	754,872	1,184,668

Shareholders’ Equity
Common stocks of $ 0.0001 par value each (“Common Stocks”): 495,000,000 shares authorized as of June 30, 2023, December 31, 2022 and 2021; issued and outstanding 1,139,686, 688,272 and 429,953 shares as of June 30, 2023, December 31, 2022 and 2021, respectively.	115	69	43
Preferred stocks of $ 0.0001 par value (“Preferred stocks”): 5,000,000 shares authorized as of December 31, 2022 and 2021; issued and outstanding 0 shares as of December 31, 2022 and 2021.	-	-	-
Additional paid-in capital	30,971,643	28,710,412	23,607,741
Foreign currency translation adjustments	(26,275)	(26,275)	(26,275)
Accumulated deficit	(25,261,010)	(22,837,827)	(17,098,227)
	5,684,473	5,846,379	6,483,282
Non-controlling interest	(122,050)	(109,038)	(70,671)
Total Shareholders’ equity	5,562,423	5,737,341	6,412,611
Total liabilities and Shareholders’ equity	6,162,930	6,492,213	7,597,279

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CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(U.S. dollars except share and per share data)

	Six months ended		Three months ended		Year ended
	June 30		June 30		December 31
	2023	2022	2023	2022	2022	2021
Revenues from sales of products	157,618	118,710	36,608	31,080	394,004	438,141
Cost of sales	(69,753)	(54,847)	(27,007)	(12,998)	(158,313)	(135,943)
Gross profit	87,865	63,863	9,601	18,082	235,691	302,198
Research and development expenses	(135,765)	(322,738)	(16,857)	(113,376)	(770,826)	(538,684)
Selling and marketing expenses	(157,921)	(323,049)	(88,775)	(144,913)	(567,598)	(200,299)
General and administrative expenses	(2,378,151)	(2,040,682)	(744,287)	(1,036,725)	(4,716,909)	(4,266,854)
Operating loss	(2,583,972)	(2,622,606)	(840,318)	(1,276,932)	(5,819,642)	(4,703,639)
Financing income, net	33,087	18,832	10,982	12,928	39,801	(161,737)
Other income	12,294	-	12,294	-	-	-
Gain on investment in nonconsolidated subsidiary	102,107	-	102,107	-	-	-
Net loss	(2,436,484)	(2,603,774)	(714,935)	(1,264,004)	(5,779,841)	(4,865,376)
Less: net loss attributable to non-controlling interests	13,301	17,354	5,430	7,334	40,241	44,796
Net loss attributable to the Company’s stockholders’ equity	(2,423,183)	(2,586,420)	(709,505)	(1,256,670)	(5,739,600)	(4,820,580)

*Loss per share (basic and diluted)	(2.80)	(5.95)	(0.69)	(2.87)	(10.85)	(13.25)

*Basic and diluted weighted average number of shares of Common Stock outstanding	833,451	405,933	998,092	409,010	499,828	334,791

*	Effective October 5, 2023, we effected a 1-for-7 reverse stock split. Share and per-share amounts have been retroactively restated.

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CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars )

	Six months ended		Year ended
	June 30		December 31
	2023	2022	2022	2021

Net cash used in operating activities	(1,634,418)	(2,355,007)	(5,097,126)	(4,113,307)

Net cash used in investing activities	(1,101,669)	(15,681)	(51,689)	(67,749)

Net cash used in financing activities	-	(3,965)	4,094,940	10,725,016

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OUR BUSINESS

Corporate History

We were incorporated under the name Pimi Agro Cleantech, Inc. on April 1, 2009, under the laws of the State of Delaware. On April 11, 2016, we changed our name from Pimi Agro Cleantech, Inc. to Save Foods, Inc. Our subsidiary was incorporated on January 14, 2004, under the name Pimi Marion Holdings Ltd., to exploit the knowledge, intellectual property and business assets of Nir Ecology Ltd., a company founded in September 1989, focused on developing sanitizing solutions for the water and food industry. During the initial years of its activity and until 2009, Pimi Marion Holdings Ltd. focused on the development of new products and applications within the potato-growing industry. On October 5, 2008, Pimi Marion Holdings Ltd. changed its name to Pimi Agro Cleantech Ltd. In September 2018, we changed our organizational structure and leadership team to support our new strategy and objectives. The goal of the organizational change was to drive us towards regulatory approvals for our new generation of products. Our revamped strategy was developed following research we conducted on the applicable and potential commercial markets for our products. The results of this research demonstrated a clear and significant market for our new products to be deployed as sanitizers for the agricultural and food tech industries. On May 2, 2019, Pimi Agro Cleantech Ltd. changed its name to Save Foods Ltd.

Standby Equity Purchase Agreement

On July 23, 2023, we entered into the Purchase Agreement with the Investor pursuant to which the Investor has agreed to purchase up to $3.5 million shares of Common Stock over the course of 40 months after the date of the Agreement. The price of shares to be issued under the Purchase Agreement will be 94% of the VWAP of the Common Stock for the three days prior to delivery of each advance notice by us. Each Advance is subject to a maximum amount equal to the greater of 100% of the Daily Traded Amount (being the product obtained by multiplying the daily trading volume of the Company’s shares as reported by Bloomberg L.P., by the VWAP for such trading day) during the five trading days prior to an Advance notice and $200,000. With respect to each Advance notice, if we notify the Investor of a minimum acceptable price with respect to such Advance, then if there is no VWAP or if such price is below the minimum price indicated by us, there will be an automatic reduction to the amount of the Advance by one third, and that day will be excluded from the pricing period.

The Purchase Agreement provides that Advances are subject to certain limitations, including that the Investor cannot purchase any shares that would result in it beneficially owning more than 4.99% of our outstanding shares of Common Stock at the time of an Advance or acquiring more than 19.99% of our outstanding shares of Common Stock as of the date of the Purchase Agreement. The Exchange Cap will not apply under certain circumstances, including, where we have obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.” On October 2, our stockholders approved the issuance of 20% or more of our issued and outstanding Common Stock pursuant to the Purchase Agreement. Accordingly, we now may request Advances from the Investor under the Purchase Agreement that will result in the issuance of more than 20% of our issued and outstanding shares of Common Stock in accordance with the terms of the Purchase Agreement without being subject to the limitations under the Exchange Cap with respect to the number of shares to be purchased by the Investor, subject only to Investor’s 4.99% beneficial ownership limitation at the time of an Advance.

The Purchase Agreement will terminate automatically on the earlier of December 1, 2026 or when the Investor has purchased an aggregate of $3.5 million shares of Common Stock. We have the right to terminate the Purchase Agreement upon five trading days’ prior written notice to the Investor.

Business Overview

We are an agri-food tech company specializing in eco crop protection that helps reduce food waste and ensure food safety while reducing the use of pesticides. We develop eco-friendly “green” solutions for the food industry. Our solutions are developed to improve the food safety and shelf life of fresh produce. We do this by controlling human and plant pathogens, thereby reducing spoilage, and in turn, reducing food loss.

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Our solutions are based on Save Foods’ proprietary blend of food acids combined with certain types of oxidizing agent-based sanitizers and in some cases with fungicides at low concentrations. Save Foods products have a synergistic effect when combined with these oxidizing agent-based sanitizers and fungicides. Our “green” solutions are capable of cleaning, sanitizing and controlling pathogens on fresh produce with the goal of making them safer for human consumption and extending their shelf life by reducing their decay. One of the main advantages of our solutions is that our ingredients do not leave any toxicological residues on the fresh produce we treat. In contrary, by forming a temporary protective shield around the fresh produce we treat, our solutions make it difficult for pathogens to develop and potentially provide protection which also reduces cross-contamination.

The Food Safety Modernization Act (the “FSMA”) is transforming the United States’ food safety system by shifting the focus from responding to foodborne illness to preventing it. According to the recent data from the Centers for Disease Control and Prevention, approximately 48 million people in the United States get sick each year from foodborne diseases. We believe this is a significant public health burden that is largely preventable. Since 2011, U.S. Food and Drug Administration (“FDA”) has had a legislative mandate to require comprehensive, science-based preventive controls across the food supply. In the context of fresh produce at packing houses, the FDA’s final produce safety rule (with an initial compliance date of January 26, 2018) provides for the use of sanitizers to ensure produce is cleaned from human pathogens.

In addition, most conventional chemical pesticides (fungicides), which are currently used to protect fresh produce from microbial spoilage and reduce food waste, are potentially toxic, they remain on fruit peel and present health concerns, while also polluting the environment. Therefore, the use of these products is strictly regulated and their residue on food and on the environment are carefully monitored. Today’s trends led by both consumers and regulatory bodies are to significantly reduce the use of fungicides and switch to greener solutions. In a series of studies conducted in collaboration with a large post-harvest service company during the second quarter of 2020, our products have shown impressive results in extending the shelf life of fresh produce in “organic” (where no fungicides are used at the post-harvest stage) and conventional (where fungicides are being used at the post-harvest stage) settings. On average, our products may reduce the rotten fruits at the retail level by up to 50%.

We believe that we have a unique opportunity to make a positive difference throughout the food value chain from field to fork and address two of the major’s challenges in the food industry today - safety and waste. We target major markets that use conventional chemical pesticides and sanitizers, including the pre- and post-harvest market, the greenhouse market and the fresh-cut market, where our “green” treatments are used as alternatives for, or mixed with, conventional products in order to reduce (i) health and environmental concerns, and/or (ii) microbial resistance that has reduced the efficacy of conventional chemical pesticides.

Industry Overview and Market Opportunity

Background

The world’s population is expected to grow to almost 10 billion people by 2050, boosting agricultural demand by some 50%, according to the Food and Agriculture Organization, an agency of the United Nations (“FAO”). Providing healthy and safe food to feed the world’s population is one of the biggest challenges of the twenty first century, accentuated with the backdrop of a fragile global economy. Globally, around one-third of the food produced (estimated at circa 1.3 billion tons), is lost or wasted along the food chain - from production to consumption according to the FAO.

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Fruits and vegetables are considered essential food commodities and demonstrate their best benefits when consumed fresh. Consumption as well as production of fresh fruit and vegetables is growing globally; in 2020, the global production of fresh fruit amounted to about 887 million tons, while the production of fresh vegetable amounted to about 1.09 billion tons (2018) according to statista.com global fresh vegetable production research. According to a report published by Technavio in October 2020, the fresh food market size has the potential to grow by 337.76 million tons from 2020 to 2024, growing at a compound annual growth rate (“CAGR”) of almost 3% during the forecast period, and the market’s growth momentum will accelerate during the forecast period due to the steady increase in year-over-year growth. In the United States, according to a report by Grand View Research, increasing health awareness among the U.S. population and potential development of secondary diseases due to obesity and unhealthy eating habits are propelling the market of fruit and vegetables to reach an estimated $1.1 billion by 2025.

Food Safety and Food Loss

Food Safety

We believe foodborne diseases are a significant public health concern globally. Hundreds of diseases are caused by eating contaminated food. Many diseases are spread through unwashed or untreated produce. With approximately 48 million people in the United States (one in six) getting sick, 128,000 hospitalized, and 3,000 die each year from foodborne diseases, according to recent data published by the FDA, and 23 million in the European region getting sick due to food borne disease, food safety is another major concern and source of waste, placing a material burden on public health and significant healthcare cost. The economic burden of foodborne illness has been estimated to be as high as $90 billion annually.

When considering the farm-to-fork chain, microbial contamination of fresh produce can occur at multiple steps. Contamination can take place during the cultivation of fresh produce, at harvest, during preparation/washing, within distribution chains and transport to shops, and even at the final step in the consumers’ kitchen. We believe this is a significant public health burden that is largely preventable. The FSMA is transforming the United States food safety system by shifting the focus from responding to foodborne illness to preventing it. The Produce Safety rule of the FSMA establishes, for the first time, science-based minimum standards for the safe growing, harvesting, packing, and holding of fruits and vegetables grown for human consumption. The final rule went into effect on January 26, 2016. Sanitization is a cornerstone of FSMA compliance, which requires preventing or eliminating food safety hazards or reducing such hazards to a minimal level.

Markets require many types of produce to be washed prior to sale in order to remove dirt and other debris. Produce can be contaminated with foodborne pathogens before it enters the packing house, and these pathogens cannot be seen with the naked eye. Inability to visually spot pathogens makes the washing step one of the most important steps in packing because, if washing process is not controlled, it can become a source of cross-contamination (when foodborne pathogens fall off contaminated produce into the water where they can contaminate more produce). These washing steps are defined by the packing house safety managers as critical point because water mixed with organic materials are good conditions for pathogens to develop. Therefore, the use of sanitizers should be introduced during the washing step because they are, most of the time, one of the last solutions applied before the produce meets the consumer. Sanitizers are designed to inactivate/kill any bacteria in the water, drastically reducing the possibility of cross-contamination. We believe this represents a significant opportunity for us.

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Food Loss

The Food and Agriculture Organization of United Nations predicts that about one-third of the food produced globally is wasted or lost every year. Approximately 644 million tons of fruits and vegetables are thrown away each year (representing 42% of the total food wasted every year). A report published in April 2020, generated by the European Innovation Partnership Agricultural Productivity and Sustainability, estimates that in Europe an estimated 9 million tons of food is lost at the production stage (farm), while up to 16.9 million tons are lost at the processing stage (packing houses, etc.).

Much of this loss is caused by spoilage, which can be caused by microorganisms - primarily fungi and mold. In addition, mold and fungi represent the highest numbers of incidents of post-harvest microbial diseases in fresh produce worldwide. Taken together, we estimate that nearly a third of all food grown is lost between the time that it is grown and harvested and the time that it is packaged for retail sale. Such waste equates to roughly $680 billion in industrialized countries and $310 billion in developing countries.

Post-harvest losses due to spoilage represent a significant problem along the supply chain and lead to profit losses in the millions. The main causes of these losses are pest or disease infestation and incorrect storage conditions, which lead to rotting or loss of fresh mass. Fruits and vegetables are largely damaged after harvest by fungi and other pathogens. It is estimated that an average of 45% of harvested fruit and vegetables are lost globally. Post-harvest diseases have been identified as the greatest cause of post-harvest losses in fruits and vegetables, causing significant economic losses. According to Mycofumigation for the Biological Control of Post-Harvest Diseases in Fruits and Vegetables: A Review, estimates that approximately 20 to 25% of the fruit and vegetables harvested are lost due to microbial spoilage during post-harvest handling in developed countries. Furthermore, the demand for fresh fruits and vegetables, especially exotic tropical fruit has contributed to the demand for post-harvest treatments to increase shelf life and maintain quality, resulting in more efficient export trade.

Today, the most common way to protect fresh produce and prevent loss is the use of hazardous chemicals such as fungicides in post-harvest applications. Post-harvest diseases are generally controlled by fungicides. Systemic (non-organic) fungicides, are one of the most commonly used fungicides, for example, non-organic citrus fruits are completely covered by the fungicides, and the residue is persistent for the life of the fruit providing protection. However, as they tend to affect a single biochemical pathway within the pathogen, fungi may readily develop resistance to systemic fungicides. To avoid potential issues with resistance, maximum concentration of fungicides will be generally used to ensure highly efficient eradication of the targeted pathogen which leaves high residue level on the treated produce. Such high concentration levels may have severe negative effects on human health, and the environment mainly due to the carcinogenic and/or teratogenic properties of the compounds, and by their cumulative toxic effects.

The effects of exposure to these hazardous chemicals on humans and the environment are a continuing concern as they are intrinsically toxic and pollute the environment through wastewater discharge from the packing house or a discarded fruit. Therefore, the agricultural use of certain pesticides (in the field or in the packing house) has been significantly reduced or abandoned in some countries leaving the growers with significant challenges.

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To control and monitor the potential negative impacts pesticides might have over time, regulatory agencies that regulate pesticides - for example, the United States Environmental Protection Agency (the “EPA”), the Pest Management Authority Agency in Canada, and the European Food Safety Authority (“EFSA”) in Europe, have defined a maximum residue level (the “MRL”) that can be present on the treated produce. Additionally, more countries require an MRL for the commodity to be imported into their country. As there is increased awareness regarding compliance with MRLs, MRLs have become a much greater concern. These changes have also impacted the market and we believe that consumers spearheaded this change by demanding organic or pesticide-free foods. Recently, consumers have increasingly wanted to understand where and how their food is grown. Retailers and processors have capitalized on what they view as an opportunity to offer more information to consumers. It is more common now for retailers and processors to ask which products have been used on the commodities they are purchasing. There are also retailers and processors banning the use of certain products, requiring any residues to be below the established MRLs. The reduction in MRLs results in lower efficacy of fungicide and increased loss.

We believe that the rising demand for healthy food among the global population will trigger the market’s growth in the forthcoming years. Over the last decade, the organic market in Europe continued to grow and reached €40.7 billion in 2018 with 15.6 million hectares (approximately 38,548,439 acres) (including 2.2 million hectares in Spain, the largest organic area in Europe, followed by 2.0 million hectares in France and 2.0 million hectares in Italy), providing farmers with further added value on their production. The strong growth rates in both production and consumption indicate that the organic market has not yet reached its peak and further growth can still be expected. Organic farming is already responding to further emerging consumer trends such as veganism and demand for locally produced food products, turning these challenges into opportunities.

As consumer demand for organic fruits and vegetables is increasing globally and there is an increasing promotion by government organizations for the adoption of environmentally friendly pesticides, the biorational pesticides market is expected to be approximately $10.4 billion by 2028 growing at a compound annual growth rate (“CAGR”) of 12.5% during the forecast period 2022-2028. A biorational pesticide is a term used to define any pesticide material that causes relatively no harm to humans or animals and does little or no damage to the environment. We believe that our products could be defined as biorational products.

The global organic food market grew from $259.06 billion in 2022 to $294.54 billion in 2023 at a CAGR of 13.7%. According to the 2023 Organic Food Global Market Report, the organic food market is expected to grow from $512.01 billion in 2027 at a CAGR of 14.8%1. In addition, strict regulations have been imposed on the usage of pesticides and GMO-produced crops worldwide. This, in turn, has influenced consumer demand for organic fruits and vegetables.

Case Study - Citrus Fruit

Citrus fruit, which represent one of the main fruits produced worldwide with more than 100 million tons produced worldwide, can be infected by many fungal pathogens, and these pathogens can cause considerable losses during storage and transportation. Losses are mainly caused by Penicillium digitatum, P. italicum, Aspergillus flavus and Alternaria alternata for citrus fruit. Post-harvest treatments such as thiabendazole, imazalil, sodium ortho-phenil phenate or other active ingredients have been used for many years. They are currently the most commonly used fungicides effective for controlling post-harvest fungal pathogens in citrus and they are used in citrus packing houses to maintain fresh fruit, control post-harvest decay, and extend fruit shelf life. However, significant problems such as environmental issues and health concerns have risen in the citrus industry due to chemical residues or the occurrence of pathogenic resistant strains which require the use of even higher concentration of these post-harvest treatments. However, currently, the residues of imazalil on citrus fruits is being revised by the European Commission. The EFSA put forward a proposal in 2018 to cut the MRL for imazalil from 5 milligrams per kilogram to 0.01 milligrams per kilogram, causing worry among Europe’s main citrus producing countries and packers exporting their produce to European countries. Due to the significant impact this proposal could have on the citrus industry, the European Council has decided, in the meantime, to start reducing imazalil residues to four milligrams per kilogram for citrus fruit for a limited period of time to allow the citrus industry an extra time to find green and safe alternatives. Our solutions have already shown its benefits in reducing significantly the residues of imazalil while maintaining the produce shelf life.

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Current Market Drivers and Trends

In addition to food safety and food waste concerns, the following market drivers are also shaping the food industry by setting standards and conditions on the main actors in the industry:

●	Focus of consumers on health characteristics: consumers are more aware and conscious of the health characteristics of the food they consume. Consumers pay more attention to the qualities of the fresh produce they buy. Particularly in the United States and Europe, products such as berries, avocados, mangoes, pomegranates, papayas and sweet potatoes are gaining popularity and considered “super foods,” and these products are showing a strong annual import growth of 10% to 20% according to Inspirafarms, a designer and developer of cooling technology, including for fresh fruit and vegetables.

●	Increasing demand for organic produce: the demand for organic products is growing rapidly particularly in both Europe and North America, and is closely related to consumer interest in healthy and pure eating. While the increasing demand created potential for oversees supply, it can be challenging and expansive for exporters in tropical climates to comply with the increasingly demanding organic standards.

●	Success of retailers determined by quality of produce: a recent report by Fruit Logistica published in 2019, based on consumer surveys that involved almost 7,000 consumers in 14 different markets across Europe and North America, demonstrated the increased importance of fresh produce for the profitability of food retailers. According to the report, when choosing the place to buy their groceries, consumers focus on the quality of the stores’ fresh food, with freshness of fruits and vegetable being their top priority. The report also showed that customers who are satisfied with the store’s fresh food quality, would visit the store more frequently than those who are not. In addition, consumers are also willing to pay more for better-quality produce and their basked will be 4% larger.

●	Promoting sustainability: a large range of sustainability aspects are directly related and affected by the fresh produce industry. We believe food waste accounts for 8% of global greenhouse gas emissions. Both consumers and businesses, are becoming more aware of the growing importance of sustainability issues. As consumers increasingly embrace social causes, they seek products and brands that align with their values. According to a recent analysis published by Research Insights, nearly 6 in 10 consumers surveyed are willing to change their shopping habits to reduce environmental impact, nearly 8 in 10 respondents indicated sustainability is important for them, and among those respondents that indicated that sustainability is very or extremely important, over 70% indicated that they would pay a premium of 35%, on average, for brands that are sustainable and environmentally responsible. Increasing number of companies in the fresh food sector are investing in sustainability. Survey conducted by Champions 12.3 in 2017 showed that 99% of businesses that invested in reduction of food loss and waste, received a net positive financial return. Primary production companies are investing in aspects of food losses, energy efficiency and carbon footprint, through innovations such as drying produce, on-farm and off-grid cold rooms and post-harvest treatments.

●	Food retailers seek to reduce their waste and maximize their revenues: according to according to ReFED, a not-for-profit organization concerned with food loss and waste, in its report “Retail Food Waste Action Guide” more than eight million tons of food are wasted every year in the United States in the retail sector alone, which translates into $18 billion in lost value (cost of waste) every year. Some retailers, including Walmart, have already committed to implement a zero-waste policy by 2025. Prevention solutions across the retail value chain offer the highest returns to retailers and are growing the fastest.

●	Regulators are promoting the use of safer chemical-based product: for example, the EPA offers a “Safer Choice” label that product manufacturers may use on qualifying products to help consumers and commercial buyers identify products with safer chemical ingredients. The EPA requires that every chemical, regardless of percentage, in a Safer Choice-certified product is evaluated and allows only the safest ingredients.

●	Increasing investment in foodtech and agritech companies: according to a recent report published by AgFunder, a venture capital firm active in the foodtech and agritech, startups developing agri-food tech solutions and products, raised approximately $51.7 billion into agrifood technologies in 2021; an 85% increase over 2020. Reduction of food waste, extension of the shelf life of fresh produce and reduction of the use of pesticides are main focus of the industry and many companies are addressing these objectives, including:

The increased consumption of fruits and vegetables in combination with the current regulation and consumers’ demand for healthier food has placed a greater burden on the fresh produce industry to provide food products that are fresher in quality, demonstrate an extended shelf life and are safer to consume.

The aforementioned changes provide a unique opportunity for us to introduce our products and solutions. We are aiming to become a significant player in post-harvest green produce treatment, fully responsive to the world’s ongoing change in fruit and vegetables consumption, food safety requirements as well as regulations and consumer demand to eliminate the use of hazardous chemicals.

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Our Core Products and Solutions

Our innovative products address what we believe to be two of the most significant challenges in the food industry: food safety promotion and food loss reduction. Our main product lines consist of a proprietary blend of organic food acids applied in pre-and post-harvest applications, which is designed to work together with an oxidizing agent (together, the Save Foods solution) in order to improve food safety and increase fruit and vegetable’ shelf life by reducing microbial spoilage.

In pre-harvest application, our solutions could be applied several times up to 24 hours prior to the harvest. In post-harvest applications, the main steps are cleaning, sanitization and coating (wax). Our solutions address the cleaning and sanitization application points which are the critical first steps for preserving the quality of fresh produce by controlling microbial contamination related to food safety (e.g., Listeria, Salmonella, E. coli) and food loss due to microbial spoilage (e.g., fungi, mold and yeast). In general, the current process includes an initial washing step to remove soil and other debris, which improves the product appearance and lowers the product temperature. The next step includes sanitation or disinfection methods combined with fungicides that can further reduce the presence and prevent the transfer of spoilage and pathogenic microorganisms on fresh produce surfaces. The last step usually includes application of wax sometimes combined with an additional application of fungicides to prevent or reduce physiological changes and risks of spoilage. Our main products and solutions are applied at the cleaning and sanitization steps.

One of the main advantages of our solutions is its non-toxic residues that are providing protection to the treated produce. And we believe that all the blend ingredients are recognized by the FDA as GRAS when used as intended in fruit and vegetable wash applications. Moreover, they significantly reduce or eliminate the need for additional post-harvest applications with conventional fungicide by at least 50%, and in some cases entirely, and can reduce food waste due to spoilage by up to 50% (see results below on easy peelers and mango) at the retail level.

Our main products are SavePROTECT or PeroStar, which are an application added to fruit and vegetable wash water as a processing aid to peracetic acid (oxidizing agent) to increase its efficiency against plant pathogens and reduce produce loss.

Processing Aids - SavePROTECT or PeroStar

Processing aids are products that are intended to be used with other products to aid the application or enhance the effect of that product. Save Foods processing aids, which are marketed as SavePROTECT in the Americas and PeroStar in the rest of the world, are based on our proprietary blend of food acids and are added to the wash water at the cleaning and sanitization stages simultaneously with a low concentration of peracetic acid (“PAA”), the active agent. This food acid blend serves several functions:

●	SavePROTECT/PeroStar keeps the process wash waters at a relatively low stable pH level. We have observed that low pH levels strengthen the effectiveness of the PAA and the fungicide used which result in increased sanitation and biocide activity;

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●	PAA-based products are used as disinfectant in wash water. When used with PAA-based products, SavePROTECT/PeroStar may optimize the efficacy of PAA and eliminates the strong odor of PAA, creating a more friendly and safe working environment;

●	When used with fungicides, including imidazole, imazalil, thiabendazole, etc. - most commonly used fungicides - SavePROTECT/PeroStar may optimize the efficacy of the fungicides used and prevent resistance buildup;

●	SavePROTECT/PeroStar helps to clean the fruit surface and can improve the performance of the wax applied leading to an improved appearance of treated fruit by leaving a glossy finish on the outer skin of the fruit; and

●	SavePROTECT/PeroStar helps to extend shelf life.

During 2020, we ran a series of proof of concept and small trials in collaboration with commercial partners on pears, avocado, easy peelers, lime, mango, bell pepper, lemons, fresh cut vegetables and figs. During 2021 and the first quarter of 2022, we initiated a proof of concept in bananas, lychee, berries, pomegranate, broccoli, tomato and eggplant. Since the fourth quarter of 2021, we have expanded our footprint to additional countries that are facing export challenges to Europe such as Peru, Turkey, South Africa, Mexico and recently Brazil. As of June 30, 2023, we fully commercialized our solution with respect to easy peelers, lime, bell peppers, dates, pears and avocado.

Results on Berries

Berries are easily perishable and maintaining fresh quality after harvest depends on proper handling, transportation, and storage. If berries are not properly handled during and after the harvest, they lose nutritional and monetary value.

Strawberries, raspberries, black raspberries, blackberries, and blueberries are picked fully ripe for best appearance and eating quality. Because they are so delicate and easily damaged, they are usually picked directly into final containers to minimize handling, so grading and sorting of damaged or decaying fruit happens as the crop is picked. Even when they are handled under optimal harvesting temperature and humidity conditions, their shelf life is still short compared to most fruits and vegetables. Finally, even though it is common knowledge that consumers should be washing the berries before consuming them, this does not always happen. That makes farm food safety procedures crucial to minimize the risk of spreading foodborne pathogens.

During the fiscal quarter ended December 31, 2021, and the fiscal quarter ended March 31, 2022, we began working with raspberries and strawberries producers to apply our solutions with the goal to extend their shelf life. The results of the trials have shown that for raspberries, our solutions have reclaimed 80% of the raspberries that would otherwise have gone to waste. The trial pushed the boundaries of the raspberries’ shelf life, with 10 days in cold storage and three more days at room temperature, after which three times as many berries were viable to be sold. For strawberries, our treatments have shown a waste reduction of 85% after 15 days.

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In addition, after successful pilots on raspberries and strawberries, we decided to conduct a pilot on blueberries in February 2022. In most cases, there are no known treatments for disinfection or post-harvest pathogen prevention in blueberries. The experiment simulated long shipment of blueberries in cold storage for one month. The results demonstrated that our solution protected blueberries from pathogens’ contamination and, subsequently, extended their shelf life by seven days.

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Results on Avocado

During September 2021, we began a commercial pilot with Milopri, the avocado packer of Galilee Export, to evaluate Save Foods’ solution on avocados. While our application was applied on the packing line, boxes of avocado were put aside for shelf-life evaluation. After 16 days at room temperature, the avocado treated with our solution showed the lowest percentage of decay resulting in two times more avocado available for consumption.

Following this successful commercial pilot, Milopri fully adopted and implemented our solutions by August 2022.

Results on Bell-peppers

The Arava region in southern Israel produces approximately 60% of all the fresh vegetables that Israel exports, and bell peppers are its leading exported vegetable. At the beginning of the bell pepper season (September 2021), we began commercial pilots in two large packing houses in order to evaluate the benefits of our solution as applied to bell peppers. During September 2022, after successfully evaluating our solutions, these two large packing houses began using our solutions as their commercial treatment.

Our solutions have shown a decay reduction compared to the current industry standards and have maintained the firmness of the bell pepper overtime. While Israeli packers in the region are struggling to maintain a reasonable shelf life for their produce during the export process, our solutions have shown a significant improvement in export performance. The foregoing pilot demonstrated that bell peppers, after applying our solution, sustained 70% less decay after 28 days (23 days in cold storage and an additional five days at room temperature) translating into 20% more bell peppers to sell and consume. The post-harvest team at the Central-and Northern-Arava Research and Development center validated these results and the results were thereafter published in an Israeli local professional agriculture journal.

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Results on Easy Peelers

Easy peelers are citrus fruits that are easier to peel, such as tangerines, mandarins, satsumas, and clementines. As previously described, imazalil is currently one of the most commonly used fungicide that is effective in controlling post-harvest fungal pathogens in citrus. Currently, the residues of imazalil on citrus fruit is being revised by the European Commission and have already been reduced, and this reduction poses challenges, especially to packing houses exporting to Europe.

Between February and June 2020, we collaborated with the Israeli branch of one of the largest worldwide post-harvest service companies to demonstrate the safety and ability of PeroStar to meet the new requirement of reduced residue level of imazalil and efficiently control decay against the most common pathogens attacking citrus fruit such as green mold (Penecillium digitatum) and sour rot (Geotrichum candidum). The experiment simulated the applications in a packing house which tested the use of imazalil with and without our products. The reference used in the trials to compare the results was the maximum amount of imazalil allowed and the current treatment in the packing house which is a combination of PAA and imazalil as well as PAA alone to simulate treatment in organic settings.

To ensure the efficacy of the products, it is customary to deliberately infect the fruit with the target pathogen at a concentration of around 10 and to inoculate it for 16 to 24 hours before applying the solution. Following the application, the fruit was stored in cold storage for between 9 to 21 days and then stored in room temperature for shelf-life evaluation.

During these months, we ran a series of trials from small scale/lab test (between 350 to 500 fruits per trial) to semi-commercial application (more than 1000 fruits per trial). The semi-commercial pilots were run in Ashkelon, Israel on the packing line of Mehadrin in Israel, a well-know and recognized citrus packer. From January 2022 until January 2023, Mehadrin was applying our solutions on produce in one of its packing-lines in Ashkelon, Israel, in which Mehadrin had reported a reduction of 50% of pesticide usage. Due to technical reasons, our commercial implementation with Mehadrin recently transitioned to a packing-line in Netanya, Israel, for additional pilots. These pilots are expected to continue during the 2023-2024 season.

The results of the trials have shown that PeroStar significantly reduced the need for additional post-harvest applications with imazalil by at least 50%, and in some cases entirely while improving the fruit shelf life, reducing waste). In addition, the use of PeroStar allows the packing house to meet the new limitations of imazalil utilization as well as meet its goal to apply greener and safer products (see graph below).

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Results on Mangos

We recently tested our PeroStar on mangos in collaboration with the Israeli-based Volcani Center for Agricultural Research. The goal of the test was to evaluate the effectiveness of PeroStar in preventing decay in harvested mangos in comparison with fludioxonil. Fludioxonil is a fungicide that is commercially available in Israel at a level of 250 to 300 parts per million. Fludioxonil is deemed to be an effective fungicide against fungi that attack the mango post-harvest, yet there is a growing need for “greener” solutions, given Fludioxonil’s level of toxicity.

Mangos were stored for three weeks after treatment at 12°C and an additional week of shelf life at 20°C in what would typically simulate a mango crate shipment to Europe and retailers in similarly distanced markets.

Results after evaluation have shown us that the treatment with PeroStar, improved the biocide activity of the PAA, which resulted in a reduction in both side decay and stem-end rot (common pathogens in mango) leading to an extended shelf life with no use of fungicide (as demonstrated in the picture below). In addition, the results also showed that the combination of PeroStar with a low concentration of fludioxonil reduced the post-harvest decay to zero. The results (as presented in the graph below) demonstrate that applying PeroStar enables mango producers to achieve an improved shelf life of produce compared to the current solution while reducing the use of conventional chemical pesticides.

During 2022, an independent study, performed by Itay Noked, agronomist and independent researcher (M.Sc. Post-Harvest), showed that our solution can extend the shelf life and freshness of mangos while virtually eliminating the use of post-harvest pesticides; after 21 days in storage and 15 days on the shelf, twice as many mangos were still edible when compared to mangos that didn’t undergo treatment, and 75% less pesticides were used.

Following these pilots, a small commercial application was performed with an Israeli mango packer, in which only 25% fungicide were used together with our solution and compared to the current commercial application with 100% fungicide. Following such application, both batches of fruits were sent to a leading fresh produce distributor in Europe, and both were successfully distributed, demonstrating that our solutions help reduce up to 75% of the applied fungicide. Following these results, a larger commercial application was performed during August 2023 to evaluate our solution on mango at the end of the season.

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Results on Limes

Following a successful pilot in Mexico on Persian lime (where SavePROTECT has reduced to zero the fruit decay after 21 days as shown in the graph below), the packing house bought its first batch to start its utilization of our product. Thereafter, and beginning in June 2021, the packing house began applying our solution to all of its packing facilities in Mexico.

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Based on these results, food retailers may benefit from additional income of up to $126 per ton of limes assuming a conservative average price of $3,000 per ton (based on an average price per pound lime of $1.49 in 2019), as presented in the graph below.

The European Union is a significant target market for our organic food acid blends because of strict regulations that are being imposed on the use of pesticides and GMO-produced crops, as well as health conscious consumers who represent a growing demand for organic fruits and vegetables. In August 2020, we submitted a regulatory dossier for our PeroStar as a processing aid to be used with PAA in Spain and Italy, two of the largest fruit and vegetables producers in Europe. See “Government Regulation and Product Approval” below.

Commercialization Stage

The table below summarizes our commercialization efforts and activities as of October 25, 2023.

	Easy peeler	Lime	Avocado	Bell pepper	Lemon	Dates	Pears
California, USA	v
Israel	v		v	v	v	v	v
Mexico		v
Turkey	v				v

Sanitizer – SF3HS or SF3H

Post-harvest sanitizers are considered a pesticide and regulated by the EPA in the United States. The EPA will review toxicity data and results from tests to show how well the product kills bacteria to determine if the product should be approved. See “Government Regulation and Product Approval” below.

This sub-category of products is based on our proprietary blend of food acids combined with hydrogen peroxide as the oxizider and includes SF3HS and SF3H. We believe that this category of products will be an improved sanitizer as compared to traditional sanitizers. SF3HS and SF3H are public health antimicrobial pesticide products that bear a claim to control by at least a 3 log10 reduction (99.9%) pest microorganisms that pose a threat to human health (foodborne pathogens), and whose presence cannot readily be observed by the consumer.

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After we have finalized our toxicological studies, we conducted a series of microbial trials in laboratories in both the United States and Israel in non-Good Laboratory Practice settings in order to evaluate the efficacy of SF3H as an antimicrobial agent to reduce foodborne pathogenic bacteria in “processing water” for fruit and vegetables. We used a modification of the Association of Official Agricultural Chemists Germicidal and Detergent Sanitizing Action of Disinfectants method and test protocol EN1276 (European standard for the evaluation of chemical disinfectant or antiseptic for bactericidal activity). The tested organisms are Listeria monocytogenes, Salmonella enterica and Escherichia coli O157:H7.

The last test was performed by Analytical Lab Group on a mix culture of Listeria monocytogenes with an exposure time of 30 seconds. The results showed more than 99.99999% (>7.51 Log10) reduction. In Israel, the tests were performed by the Institute for Food Microbiology and Consumer Good Health on a single strain for each pathogen (Listeria monocytogenes, Salmonella typhimurium and E. coli) with exposure time of 30 seconds and the results have shown between 99.99% to 99.9999% reduction. Exposure time is a key parameter in sanitization process, therefore allowing a short contact time is a significant advantage over the competition where the current minimum contact time available is 45 seconds.

During 2020 we decided to postpone our good laboratory practices efficacy studies in order to concentrate our efforts on the commercialization of our adjuvant, SavePROTECT/ PeroStar solutions.

Results on Avocados (food safety)

We have tested the efficacy of our SF3H and SF3HS products against Listeria on 40 avocados of which 10 avocados were treated with our SF3H and SF3HS products. The peel of the avocado was punctured and infected with high level of Listeria. The results have shown a 99.99% reduction within fifteen seconds of exposure time. In addition, we have also tested the efficacy of SF3H on avocado’s shelf life compared to current treatments (12 avocados per treatment). The results (demonstrated below) show that after 18 days in room temperature the treated avocados display material reduction in microbial spoilage as compared to avocados treated with water and chlorine, a well-known sanitizer.

Results on Microgreens (food safety)

An increasing number of studies point to the growing demand for locally sourced, organic vegetables. Various types of “young vegetables,” such as sprouts, microgreens and baby greens, are becoming increasingly popular due to their high nutritional value. Microgreens are deemed premium products and command higher retail value. They also belong to a group of “functional foods” and have high levels of bioactive compounds, while requiring less water and energy to grow, which they do year-round. Currently, microgreens are largely being cultivated in major greenhouses across the United States. According to Agrilyst, an agro-intelligence platform, greenhouse cultivation of microgreens was the highest in South and Northeast regions, each accounting for 71% and 59% in 2017. While consumers in the United States are more focused on growing leafy greens and microgreens than any other vegetables.

We have tested the efficacy of our SF3H products to control and prevent potential pathogen contamination on microherbs (pea and sorrel) produced by Israeli-based microgreens exporter 2BFresh. Our treatment combined a post-harvest spray application and a fogging treatment to be used in the cooldown storage room. In order to determine the efficacy of the product, 25 swabs were taken across 18 trays (nine of each microgreen species). The results showed more than 90% reduction of the total bacterial load post-treatment.

We believe that our SF3HS and SF3H provide improved sanitization of bacteria (including E. coli, Salmonella and Listeria) while leaving no toxic residues on fruits and vegetables.

We expect the first commercialization of SF3H and SF3HS at the earliest by the end of 2025.

Other Products

Our product portfolio also includes the SpuDefender and FreshProtect.

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SpuDefender

SpuDefender is one of our EPA-registered products which targets and is designed to control the post-harvest potato sprout. Due to the European Commission’s decision on January 1, 2020, to no longer allow the use of the herbicide chlorpropham (the “CIPC”), the post-harvest potato industry is looking for new solutions. For over 50 years, CIPC was widely used as a sprout suppressing agrochemical agent applied to potatoes that were stored in processing facilities.

Following recent discussions with post-harvest experts and potential customers, we believe we should concentrate our efforts on the commercialization of our adjuvants. Furthermore, we believe that our SpuDefender product may offer a successful alternative to CIPC. We currently intend to initiate pilot tests with potential customers to treat potatoes pre-storage (three to six months storage in average) in 2024.

FreshProtect

FreshProtect is our second EPA registered product, which targets and is designed to control spoilage-creating microorganisms on post-harvest citrus fruit. The registered label of the product only allows us to market and sell FreshProtect in the United States (excluding California). However, we believe that FreshProtect has a significant potential in reducing the bacterial load entering the packing house in the pre-harvest market. The non-toxicity of FreshProtect allows its application up to the day of harvest (0-day pre-harvest interval), which is critical to prolong crop protection and reduce microbial spoilage.

We recently ran a proof-of-concept study under a controlled group environment of different plant fungi responsible for decay which showed promising initial results.

Dr. Jim Adaskaveg, Professor at the Microbiology and Plant Pathology Department at the University of California, Riverside, reported the completion of several successful field trials with FreshProtect on citrus trees where he demonstrated a significant reduction of decay in treated fruit and a reduction in bacterial populations.

The main conclusions of the trials were that FreshProtect with concentration of 1% and 2% applied at 400 gallons per acre materially reduced sour-rot on inoculated fruit. While both rates were also effective against fruit inoculated with P. digitatum, (i.e., fungus found in the soil of citrus-producing areas and major source of post-harvest decay), the 2% concentration of FreshProtect demonstrated significantly more efficacy at reducing sour-rot. Natural incidence of Penicillium spp. (a family of fungi) was also reduced on fruit inoculated with G. candidum, fungus that is a member of the human microbiome.

Furthermore, FreshProtect can be used in combination with several different kinds of pesticides and fertilizers which allows the application of more than one pesticide at once. This in turn reduces cost and facilitates implementation. The graph below summarizes these results:

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The regulation for pre-harvest (in the field) application especially in California as well as in Israel may take more time than post-harvest application due the potential impact on the environment. We submitted the pre-harvest regulatory dossier on January 2023 in the US. In parallel, we started to run additional pilots in Israel with potential strategic partners in order for them to evaluate and validate the potential of FreshProtect for the pre-harvest market. We expect the registration of the product in the U.S. by the end of 2023. Once registered at the EPA level, we would be able to start the registration in California.

Our Strengths

We believe that our main strengths include:

●	Strong Management Team with Commitment to Green Products. Led by an experienced team in developing products and solutions for the agriculture industry, we plan on becoming a significant player in providing consumers with healthy and green fresh produce from farm to fork while endeavoring to ensure food safety and reducing food waste. We believe that our proprietary blend of food acids provides protection to the treated produce and works in synergy with well-known fungicides and sanitizers. This synergy allows us to significantly reduce the concentration of the fungicides that are heavily regulated in several countries and, in certain countries, outright banned and meet the food trends of sustainable and green produce.

●	Multi-Purpose Products that Simplify Crop Treatment Routine and Save Money. While most chemicals marketed in the industry address either food safety or food waste, our multi-purpose solution are intended to provide a solution for both problems, while simplifying crop treatment and achieving cost saving. Our solutions are capable of cleaning and controlling pathogens that would otherwise render fresh produce as unsafe for human consumption. Our proprietary blend of food acids combined with well-known sanitizers are very efficient against foodborne pathogens like E. coli, Salmonella and Listeria as well as plant pathogens in short contact time (99.999% reduction within 30 seconds of contact). In addition, with multipurpose products, there is no need to order, ship or dispose of bottles of product, resulting in less energy consumed, less CO2, less fuel, and less waste. We believe our focus on natural product chemistries will allow us to continually drive lower costs, higher product gross margins and efficacy through longer shelf life and reduction of food waste.

●	Strong Intellectual Property Portfolio. We believe that we have built a strong intellectual property position throughout the food chain (from field to fork) as our patents claim compositions and methods that can be used to protect food and agricultural products from decay. We rely on a combination of important intellectual property assets, to protect our innovation. Our employees, consultants, customers, and vendors are subject to confidentiality agreements that protect our proprietary manufacturing processes. Our patent portfolio includes granted patents in the United States, Europe, and Israel, as well as several priority applications, across several patent families, including composition-of-matter claims, methods of use claims, including for treating edible matter, for improving the appearance of edible plant matter, and sterilization methods, as well as for articles for implementing these methods. These patents directly protect a proprietary method for extending life shelf and reducing edible matter from microbial decay.

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●	Commercially Available Products and Seamless Implementation. One of the oxidizers being used with our products is PAA, a well-known and widely used sanitizer. Following the enforcement of the FSMA in connection with the use of sanitizers, more and more packers have been choosing this healthy and eco-friendly sanitizer over chlorine, and this choice facilitates implementation of our products. In addition, the application of our products does not require special equipment as they are used in combination with or replace existing products applied on the packing line or in the mix tank in the field. This allows a relatively cheap, seamless and fast implementation.

●	Significant Reduction of Hazardous Chemicals Food Residue. All the ingredients in our blend of food acids are recognized by the FDA as GRAS when used as intended in fruit and vegetable wash applications, while oxidizers we use such as hydrogen peroxide rapidly decompose into water and oxygen. The absence of toxicological residues not only improves food quality but also promotes occupational safety for the employees of packing houses, contributing to a friendlier and safer working environment.

Our Strategy

In September 2018, we changed our organizational structure and management team. After reviewing the then existing strategy and results of operation, as well as examining the market opportunities, the new management team decided to update our strategy, reduce the marketing and sales of its existing products, and focus our efforts and financial resources in developing its next generation products. During 2019 and 2020, we developed, validated and tested the efficacy of our next generation product - a blend of food acids - on a variety of crops in small and large scale commercial pilots. During 2021, following the completion of certain successful pilots conducted in 2020, we shifted our strategic focus to marketing, sales and overall commercialization of its products.

Over the course of 2022, we understood that working with global post-harvest service companies is challenging, especially when considering that our solutions reduce or replace their lucrative products (fungicides) on the packing line. Furthermore, we concluded that the validation of our solutions by these post-harvest service companies is long and required multiple pilots over several years. In addition, following the positive results on berries, and taking into account the short shelf life and the lack of existing solutions, we decided to focus our efforts on developing such solutions since a shorter shelf life may reduce our sale cycle and, accordingly, present greater market opportunity.

Therefore, we have revised our strategy, to commercialize our products directly to leading packing houses and through strategic partnerships with post-harvest service companies that work with local partners and/or distributors and focus more on produce that is significantly improved by our solutions while shortening the evaluation period. Our ultimate goal is to eventually gain presence in a variety of businesses compromising the food industry, including pre-harvest, post-harvest, retail and consumer businesses.

In order to achieve our goals, we intend to:

●	Develop a Strong Marketing Message Around Promoting Safe Food While Avoiding Food Waste. We plan to brand our fresh produce with a “chemical residues free” seal of approval and we believe that like-minded fruit packers around the globe will seek to differentiate themselves from their competitors by obtaining this seal.

●	Expand Our Activities to Include Focus on Various Berries. The berry market is virtually untapped and consists of very sensitive produce with limited shelf-life that stand to benefit from our solutions. Berries can be harvested several times throughout the course of the year and are considered to be a high value crop.

●	Acquire or License Complementary Products and Technologies. We actively search for products and technologies that can enhance our portfolio and grow our business to address all the post-harvest treatments such as fruit coating products or technologies.

●	Expand to Additional Produce and Geographies. Our plan is to focus first on key countries and regions with the largest markets for our crops, including Mexico, Israel, Turkey, Egypt, key markets in the United States such as California and Brazil. In the future, we are also planning to increase the variety of crops that can be treated with our products, to include produce such as apples, tomatoes, pomegranate, eggplant, broccoli, and papayas.

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●	Focus on Exportation to Europe. We plan to increase our focus on exports to Europe as EU regulations permit a limited use of fungicides. When taking into account these regulations, which are becoming increasingly difficult, and the long transportation time, there is a significant increase to the risk of produce decay.

●	Leverage Our Products Through Collaborations. Our focus and expertise in the development of green products for the agritech industry and in post-harvest treatments allow us to be a partner of choice for other businesses looking for development partners and for larger companies wanting to leverage their product such as PAA into new combination products. For example, companies selling or owning fungicides, the MRL of which is being reduced, and that are working in synergy with our products are good partners. This type of collaboration could allow them to continue selling their product.

Selling and Marketing

Although over the course of 2022, we ran over fifty successful pilots with potential commercial partners, we discovered that the sale cycle is significantly longer than we had anticipated and noted it would take, on average, at least two seasons for our new solutions to be fully implemented.

Therefore, to maximize our efforts during 2023, we optimized our marketing and sales strategy. We now concentrate our efforts first on high value crops, such as avocado, mango, citrus, pears, various berries, dates and bell peppers, while targeting larger producing countries in both the northern and southern hemispheres to overcome the seasonal effect. In the last 12 months, we conducted pilots in South and Central America, the United States, South Africa, Turkey, Egypt, and Israel, and we are exploring collaboration opportunities in Morocco. In addition, to shorten the length of our pilots, we now aim to target fresh produce with a comparatively shorter shelf life, including various berries. Over the next 12 months, we intend to focus mainly on following up with the pilots performed during the last 18 months and convert them into full commercial applications. To facilitate our market penetration, we are collaborating with local agents and experts in various jurisdictions, each of which has connections with packers and retailers on the ground, which helps us bridge the language and cultural gaps.

The table below summarizes the market opportunities for selected produce in our target markets.

	Apples & Pears	Avocado	Bananas	Berries	Bell pepper	Citrus	Lettuce & Chicory	Mango	Papaya	Tomato
Global Production of the Crop (in million ton)	113,920	7,687	120,207	10,765	35,886	157,535	26,992	56,134	14,074	184,282
Production of the Crop in the Company’s Target Markets (in million ton)	20,809	4,660	24,608	4,811	9,516	63,976	7,013	9,337	2,958	54,113
Production of theCrop in theCompany’s TargetMarkets (in %)	18%	61%	20%	45%	27%	41%	26%	17%	21%	29%

1.	Average global production for the years 2018, 2019. 2020 and 2021.
2.	Our general target markets include Brazil, Chile, Colombia, Egypt, Israel, Italy, Mexico, Morocco, Peru, Philippines, South Africa, Spain, Thailand, Turkey and the United States.

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Turkey

While Turkey is not a member of the EU, the EU estimates that more than 42 percent of all Turkish exports go to EU member states, which will soon be bound by stricter rules about the origin of their imports. Turkey’s Ministry of Trade estimated that in 2020 the total value of Turkish exports to the EU exceeded €120 billion.

Since August 2021, we have been working with a local post-harvest agent to introduce us to local Turkish packers. Our current focus in Turkey is the citrus sector, and as of December 2021, we had three pilots ongoing with leading packers in Turkey. Following these pilots, Kalyoncu began implementing our solution in their citrus line next to Mersin.

Unfortunately, the war in Ukraine as well as the earthquake that hit Turkey during February 2023 had a negative impact on the citrus packers we worked with for the 2022-2023 season. We expect to be ready for the upcoming citrus season of 2023-2024. In addition to citrus, we plan to commence a pilot of our treatment on bell peppers in Turkey.

Mexico

To promote our activities in Mexico, we are collaborating with Agrinet S. A., an agritech consultancy firm with expertise in introducing new products into Mexico. Agrinet has initiated a pilot program across Mexico to demonstrate the benefits of Save Foods solution. The program included several packing house companies in Mexico that export mainly to the United States. In mid-2022, we decided, together with Agrinet, that it would be economically advantageous to focus on sales with lime packing companies.

Following successful pilots conducted between August and October of 2020 on Persian lime, SiCar, one of the largest packers of Persian lime in Mexico, is now applying our solution in all of their packing houses in Mexico. Mexico is the largest producer of Persian limes.

Israel

From January 2022 until January 2023, Mehadrin was applying our solutions on produce in one of its packing-lines in Ashkelon, Israel, in which Mehadrin had reported a reduction of 50% of pesticide usage. Due to technical reasons, our commercial implementation with Mehadrin recently transitioned to a packing-line in Netanya, Israel, for additional pilots. These pilots are expected to continue during the 2023-2024 season.

Over the course of 2022, we ran additional pilots with large packing houses in Israel on pears, berries, pomegranate and tomatoes. Following several successful pilots on pears, a leading Israeli pear packing company elected to use our solutions as their commercial applications and started to implement our solutions in its facilities by mid-2023.

On September 11, 2020, we signed a five-year exclusive distribution agreement with Safe-Pack Products Ltd., according to which we granted Safe-Pack an exclusive right to resell, distribute, advertise, and market our products in the citrus industry in Israel and the Palestinian territories. Following review and careful consideration, this agreement was not profitable for both parties as initially expected and was mutually terminated in September 2022.

United States

The first market we target for the sale and distribution of SavePROTECT is the post-harvest citrus industry in the State of California, which according to the 2022 USDA report on citrus fruit accounts for 62% of total United States citrus production.

Over the last three years, we have treated more than 200,000 tons of citrus fruit with the different version of our SavePROTECT product. Under the supervision of a world leading packing house to the citrus fruit industry, we evidenced the Company’s solutions utility as having a good safety profile, ensuring food safety and in controlling microbial spoilage. We plan to leverage this collaboration in order to further penetrate the citrus based fruit packing industry, both in California and beyond.

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The Post-harvest treatment market for fruits and vegetables, which is projected to grow from $1.5 billion in 2019 to $2.3 billion by 2026, growing at a CAGR of 6.5% during the forecast period, is led globally by select companies, including DECCO U.S. Post-Harvest, Inc., (United States), Pace International, (United States), Xeda International (France), John Bean Technologies (United States) and Agrofresh (United States).

During October 2021, we secured the appropriate regulatory approvals and, accordingly, we plan to further penetrate this market for the upcoming citrus seasons. We currently focus on post-harvest treatment for the citrus industry in addition to pilot studies with leading packers expected to begin during the 2023-2024 season, to evaluate and validate the efficiency of our solutions in their packing facilities.

On September 22, 2020, we entered into a non-exclusive commission agreement with Earthbound Technologies, LLC (“EBT”), according to which EBT will introduce us to potential clients, pre-approved by us (the “Introduced Parties”) and will assist us in finalizing commercial agreements with the Introduced Parties. In consideration for its services, we agreed to pay EBT 12.5% of the net revenues generated from the Introduced Parties (during the agreement period and within 18 months following the termination of the agreement) up to a total aggregated amount of $2,000,000, provided that the compensation shall not exceed 25% of our gross profit under the given commercial agreement signed with the Introduced Party. In addition, in the event that the aggregated net revenues generated from the Introduced Parties exceeds $500,000, and subject to the approval of our board of directors, we will issue to EBT options to purchase 7,143 shares of Common Stock at an exercise price of $8.40 per share. In the event that certain additional events detailed in the agreement occur, we will also issue to EBT, subject to the approval of our board of directors, an additional option to purchase 7,143 shares of Common Stock at an exercise price of $8.40 per share. We have paid EBT an aggregate of $18,271 under the agreement. There were no issuances of shares or options during 2022. The agreement expired in March 2023.

Spain

Following a collaboration with one of the world’s leading post-harvest treatment service vendors in Spain during 2020, in which we examined our product on citrus fruit, we began the registration process of our product, PeroStar. We believe our product could be an improved alternative to current fungicides that will soon be significantly reduced in this market.

Intellectual Property

We rely on patents and trade secret protection laws to protect our proprietary products and intellectual property. We entered into confidentiality agreements with our employees, consultants, customers, service providers and vendors that cover, inter alia, our technology and proprietary manufacturing processes.

As of June 30, 2023, we own ten issued patents, and one allowed patent application protect Save Foods’ technology. They were granted in Israel, the United States and Europe and do not expire until between 2031 and 2041. In addition, eleven further patent applications are also pending in the various stages.

Compositions and Methods of Treating Edible Matter and Substrates Therefor

This patent family includes granted patents in the United States, Israel, and an allowed application in Europe and is directed to a method for protecting edible matter from decay by applying to the edible matter a disinfecting composition containing, among other things, (1) phosphonic or phosphoric acid, (2) a carboxylic acid, (3) performic acid, (4) a performic acid source (such as formic acid) and an oxidizer (such as hydrogen peroxide).

File Number	Country	Type	Status	Application/Patent Number	Priority Date
SVF-P-001-DE	Germany	Patent	Issued	DE 602011071750.2	September 14, 2010
SVF-P-001-ES	Spain	Patent	Issued	11825901.9	September 14, 2010
SVF-P-001-FR	France	Patent	Issued	11825901.9	September 14, 2010
SVF-P-001-GB	Britain	Patent	Issued	11825901.9	September 14, 2010
SVF-P-001-IL	Israel	Patent	Issued	225247	September 14, 2010
SVF-P-001-IL1	Israel	Patent	Issued	254909	September 14, 2010
SVF-P-001-US1	United States	Patent	Issued	10,212,956	September 14, 2010
SVF-P-001-US2	United States	Patent	Issued	11,632,971	September 14, 2010
SVF-P-001-US3	United States	Patent	Pending	18/082,810	September 14, 2010

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Methods for Improving the Appearance of Edible Plant Matter

This patent family includes a granted patent in Israel and is directed to a method of improving the appearance of edible plant matter either during the pre-harvest or post-harvest stage. The method includes applying a composition based on phosphonic acid to the edible plant matter.

File Number	Country	Type	Status	Application/Patent Number	Priority Date
SVF-P-002-IL	Israel	Patent	Issued	229724	May 30, 2011

Method and Apparatus for Maintaining Fresh Produce in a Transportation Container

This patent family includes granted patents in Israel and in the United States. The patent family is related to a method of using thereof for maintaining fresh produce stored in a transportation container. The apparatus is configured to generate an aerosol of one or more liquid pesticides, thereby reducing pathogenic contamination within the transportation container. This patent family covers any liquid pesticide for use in the above-mentioned apparatus.

File Number	Country	Type	Status	Application/Patent Number	Priority Date
SVF-P-003-IL	Israel	Patent	Issued	227328	June 23, 2013
SVF-P-003-US	United States	Patent	Issued	9,487,350	June 23, 2013

Sterilization Compositions and Methods for Use Thereof

This patent family is directed to compositions and methods for reducing pathogen load within a container or on a surface, including inter alia the surface of an edible plant matter. Furthermore, the application is directed to compositions and methods for disinfection of cooling systems.

File Number	Country	Type	Status	Application/Patent Number	Priority Date
SVF-P-004-USP	United States	Patent	Pending	63/426,096	November 17, 2022

Sterilization Devices and Methods for Use Thereof

This patent family is directed to a device for controlling pathogen load within a container or on a surface by spraying a disinfecting composition in response to a trigger, such as increased pathogenic contamination.

File Number	Country	Type	Status	Application/Patent Number	Priority Date
SVF-P-005-USP	United States	Patent	Pending	63/426,120	November 17, 2022

Compositions Comprising of Several Organic Acids and Use Thereof

This patent family is directed to kits and methods for controlling pathogen load within or on the surface of an edible plant matter.

File Number	Country	Type	Status	Application/Patent Number	Priority Date
SVF-P-006-EP	Europe	Patent	Pending	21763868.3	March 1, 2020
SVF-P-006-MX	Mexico	Patent	Pending	MX/a/2022/010828	March 1, 2020
SVF-P-006-PE	Peru	Patent	Pending	001876-2022/DIN	March 1, 2020
SVF-P-006-US	United States	Patent	Pending	17/908,624	March 1, 2020
SVF-P-006-ZA	New Zealand	Patent	Pending	2022/09840	March 1, 2020

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Combined Fungicidal Preparations and Methods for Use Thereof

This patent family is directed to compositions and to methods for reducing pathogen load on a substrate.

File Number	Country	Type	Status	Application/Patent Number	Priority Date
SVF-P-007-EP	Europe	Patent	Pending	21829736.4	June 23, 2020
SVF-P-007-CA	Canada	Patent	Pending	3,184,215	June 23, 2020
SVF-P-007-US	United States	Patent	Pending	18/012,486	June 23, 2020

We cannot be sure that any patent will be granted with respect to any of our pending patent applications or with respect to any patent applications filed by us in the future. There is also a significant risk that any issued patents will have substantially narrower claims than those that are currently sought.

Competition

Given that the market for the use of green and “residue free” solutions is evolving, we are continually facing growing competition. The market for post-harvest solutions is fragmented and includes various regional suppliers. The market of post-harvest treatments for fruits and vegetables is dominated by five large players with wide reach across the globe. We believe that a market edge will be given to a company that can solidify its reputation, product quality, customer service and customer intimacy, product innovation, technical service and value creation. Based on these variables, we believe that we compete favorably when compared with the global competition in this market.

Currently, our main competitors are companies providing PAA, chlorine and other sanitization solutions, such as ozone as well as technology companies developing new biorational fungicides.

We also compete with heavily diversified multi-national chemical conglomerates, which produce various biocide formulations designed to kill or deactivate pathogenic micro-organisms. Of these, two companies are the most significant:

●	Evonik Active Oxygens, LLCis a subsidiary of Evonik Industries, AG (Germany). It is a significant worldwide producer of hydrogen peroxide, persulfates and PAA. These products are part of the “Smart Materials” division of Evonik which generated 4.8B Euro in sales in 2022; and

●	Solvay S.A. (Belgium): Similar to Evonik Industries, Solvay is a heavily diversified multinational chemical conglomerate. During the fiscal year 2022, Solvay had approximately €13.4 billion in net sales, spread across the breadth of their product lines. Most relevant to us is their blends of PAA and hydrogen peroxide, sold in two primary formulations - OXYSTRONG for water treatment and PROXITANE for the food industry.

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In addition, we have several indirect competitors, which are companies with whom we seek to make strategic partnerships - large companies specializing in post-harvest solutions for the agricultural industry. This has been more difficult than initially anticipated due to our solutions reducing these companies’ revenues from certain fungicides used on produce. Such companies include:

●	Decco US Post-Harvest: Decco is a subsidiary of Decco Worldwide, which itself is a division of United Phosphorous Ltd. Decco provides a variety of solutions, both mechanical and chemical, for the post-harvest industry. They produce conventional fungicides (imazalil, thiabendizole, etc.), as well as produce coatings; and

●	Pace International: Pace International is a subsidiary of the Sumitomo Chemical Company. Similar to Decco, it provides a variety of solutions - primarily in the realm of conventional fungicides and carnauba wax coatings for fruit.

We also consider Citrosol, Xeda International, JBT and Agrofresh as our indirect competitors (and current or potential collaborators).

We believe that the organic market offers a huge trade and income potential for producers, processors and trading companies globally and that the rising demand of various organic products has driven the demand of organic post-harvest treatments. Green and organic technologies are increasingly being developed in a global market and several conventional post-harvest product and equipment suppliers, such as Citrosol, Fomesa, Decco and JBT, have taken the opportunity and are starting to develop natural products.

Government Regulation and Product Approval

Our products are subject to national, state and local government regulations. Based on the product claims and classification, different regulatory and registration requirements may apply at the state, provincial or federal level.

Regulation of Our Processing Aid - SavePROTECT or PeroStar

In the United States, our SavePROTECT product does not make any pesticidal claims and is not intended for use as a pesticide and, therefore, is not subject to the registration requirements of FIFRA. However, since the product is used on raw agricultural commodities in food processing facilities, the product is subject to regulation under the FFDCA. We believe that the product is in compliance with the FFDCA since every ingredient in the product can be considered GRAS when used as intended and the product does not have pesticidal activity per se.

Although SavePROTECT is not a pesticide under FIFRA, it is still required to be registered in California because the California statute requires the registration of both pesticide and adjuvant products.

On July 31, 2020, we submitted an “Application for Registration of Adjuvant” for SavePROTECT to the California Department of Pesticide Regulation (the “CDPR”). The dossier submitted included the following studies: (i) acute oral toxicity and acute dermal toxicity studies, (ii) physico-chemical property testing (determination of color, physical state, odor, density, pH, viscosity and oxidation/reduction chemical incompatibility), (iii) validation of the high-performance liquid chromatography method assay, (iv) stability test, and (iv) efficacy data.

Based on the intended use and claims for SavePROTECT, our product was registered with CDPR on October 27, 2021 as an adjuvant.

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In addition, based on the opinion of our U.S. regulatory experts, all SavePROTECT ingredients are GRAS when used as intended and the product does not have pesticidal activity.

In December 2021, we submitted an application for certification for our SavePROTECT to the Organic Materials Review Institute (“OMRI”), an international nonprofit organization that determines which input products are allowed for use in organic production and processing. OMRI Listed® products are allowed for use in certified organic operations under the United States Department of Agriculture “(USDA”) National Organic Program. OMRI reviews input products to verify that they meet the organic standards for use on organic farms or in organic processing. OMRI is recognized by the USDA National Organic Program as a reputable third-party input reviewer in Interim Instruction 3012 of the USDA’s NOP Handbook. In addition, OMRI is accredited under the International Organization for Standardization ISO 17065 by the USDA Quality Assessment Division.

In June 2022, our SavePROTECT Organic was listed by OMRI allowing us to address the certified organic industry as well.

In Europe, processing aids are defined as substances that are added to exert a technological function during food processing and which may end up in the finished product. According to Regulation (EC) No. 1333/2008, processing aids means any substance which (i) is not consumed as food by itself; (ii) is intentionally used in the processing of raw materials, foods or their ingredients, to fulfil a certain technological purpose during treatment or processing; and (iii) may result in the unintentional but technically unavoidable presence in the final product as residues of the substance or its derivatives, provided they do not present any health risk and do not have any technological effect on the final product.

Processing aids are differentiated from food additives, which are substances that are added to food with the intention to exert a technological function within the final food product. Therefore, processing aids are not required to follow the EFSA guideline of “Data Requirements for the Evaluation of Food Additive Applications.”

In Europe, our PeroStar is not considered a processing aid in the enzymatic preparation category and, therefore, PeroStar is only regulated at the national level. While there are no harmonized requirements regarding the registration of a processing aids, some data (such as full composition and some toxicological data) must be disclosed and discussed with the competent authorities before the submission of a registration request.

In Spain, the guidelines for precise documentation for evaluation of technological adjuvants intended to be used in human food, state specific conditions for the assessment, authorization and use of all other types of processing aids, which are not processing aids in the enzymatic preparation category. During the third quarter of 2020, we submitted a regulatory dossier as a processing aid for PeroStar in Spain and Italy with very similar information as the regulatory dossier submitted in California. In December 2022, our European regulatory consultant informed us that we satisfied the safety requirement and that no further registration is required at this time.

In Mexico, based on the product composition and the legal status of the substances to be used as food additives, our PeroStar/SavePROTECT can be marketed and used in Mexico as a food additive (processing aid) and no registration is required.

In Israel, the guidelines of the National Food Services, Ministry of Health, define the requirements for cleaning and disinfectant agents used with food. These guidelines state that such cleaning and disinfectant agents applied to the cleaning equipment which comes into direct contact with food, must not contain carcinogens. Specifically, List A and List B published by the Inter-ministerial Committee on Carcinogens, Mutagens and Teratogens of the Ministry of Health identify products and ingredients with carcinogenic, mutagenic and teratogenic properties. Our regulatory consultant in Israel has confirmed that our PeroStar does not contain carcinogens, mutagens and/or teratogens, and, therefore, is considered approved in terms of the relevant regulations of the National Food Services, Ministry of Health, and can be used as an additive to cleaning and disinfectant agents for fresh produce.

On January 22, 2022, we received an approval from Peru’s Ministry of Agricultural Development and Irrigation to sell our products in Peru.

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Registration of Our SpuDefender and FreshProtect

We currently have registrations for our SpuDefender (EPA Reg. No. 86381-1) and our FreshProtect (EPA Reg. No. 86381-2), at both the federal level and in the individual states where the products are sold for the use in post-harvest settings. To allow the utilization of our FreshProtect in pre-harvest settings, we submitted to the EPA an updated product label in January 2023.

Regulation of Our Sanitizers - SF3H and SF3HS

In the United States, the primary federal laws that regulate the sale and distribution of our sanitizer products are the Federal Insecticide, Fungicide and Rodenticide Act (“FIFRA”) and the Federal Food, Drug and Cosmetic Act (“FFDCA”).

FIFRA is the federal law that regulates the sale and distribution of pesticides and is administered by the EPA. Products that claim or are otherwise intended to control microorganisms on inanimate surfaces, in water and on raw agricultural commodities are regulated, under FIFRA, as pesticides. FIFRA generally requires the pre-market registration of pesticide products. To register a pesticide product, we are required to provide test data and related information to demonstrate that the product is safe and effective under the conditions of use, as specified on the product label. The cost and timeframe to achieve EPA product registration depends on the type of product and the claims made for the product. Registered products are also subject to a number of recordkeeping and reporting obligations which require constant product oversight by companies.

Pursuant to FIFRA and Section 408 of the FFDCA, the EPA establishes tolerances for pesticide chemical residues that could remain in or on food, including raw agricultural commodities. A tolerance is the EPA established maximum residue level of a specific pesticide chemical that is permitted in or on a human or animal food in the United States. Generally, any pesticide chemical residue must have either a tolerance or an exemption from the requirement to have a tolerance in order to be permitted in or on human or animal food. The FDA enforces the tolerances pursuant to its authority under the FFDCA.

The FFDCA regulates the sale and distribution of drugs, medical devices, cosmetics and foods (including substances added to and found in food such as pesticide residues) and is administered by the FDA. Under the FFDCA, the FDA does not register or approve products that are used on food commodities and certain food-contact surfaces, such as food packaging. However, all substances that are used on food or food-contact surfaces need to be subject to an FDA regulation or permitted through other clearance mechanisms, such as a Food-Contact Notification, Threshold of Regulation opinion, by Prior Sanction or be “Generally Recognized as Safe” or “GRAS”. If all the substances or ingredients in a particular product are cleared for use on food or food-contact surfaces or are GRAS then a company can market a product without obtaining any additional clearances. GRAS substances do not require pre-market approval or clearance by the FDA although the FDA does have a notification process for GRAS substances.

At the federal level, antimicrobial agents are subject to regulation by the FDA and/or EPA, either singly or jointly, depending upon the intended use of the product. Antimicrobial products applied to processed food are solely regulated by the FDA per longstanding FDA and EPA policy outlined in an EPA Notice titled “Legal and Policy Interpretation of the Jurisdiction Under the Federal Food, Drug, and Cosmetic Act of the Food and Drug Administration and the Environmental Protection Agency Over the Use of Certain Antimicrobial Substances” (63 Fed. Reg. 54,532 at 54,536 & 54,541 (Oct. 9, 1998)) and EPA’s Pesticide Registration Manual, Chapter 18. Antimicrobial products applied to raw agricultural commodities (e.g. fruits and vegetables) are jointly regulated by the EPA and the FDA if their application takes place in a food-processing facility. If the antimicrobial product is applied to a raw agricultural commodity in a treatment facility that solely washes and packs food commodities, and the treatment does not change the status of the food as a raw agricultural commodity, then the EPA has sole federal regulatory jurisdiction.

Since our sanitizers will be and are intended to be used solely to treat raw agricultural commodities in post-harvest washing and packing facilities, at the federal level they are regulated solely by the EPA (as opposed to FDA): product registration is required under FIFRA and any food residues are regulated under the FFDCA. To complete the registration process, we will be required to submit a number of studies in the form of a registration application or dossier, which has not yet been submitted to EPA. These studies will specifically include: (i) safety studies - six acute toxicity studies (already finalized), (ii) physio-chemical properties testing (already finalized), (iii) one-year storage stability and corrosion (ongoing), and (iv) an efficacy study to demonstrate that the product is an effective sanitizer (studies conducted under non-good laboratory practices already performed and they show the product meets EPA performance standards). We have already identified and engaged with a third-party company in the United States to perform our good laboratory practices efficacy studies.

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In addition, every state has its own laws that regulate pesticides and these laws require registration of pesticide products at the state level. Accordingly, products must also be registered in the states in which they are distributed prior to any sale.

Employees

As of October 25, 2023, we (together with our wholly-owned subsidiary, Save Foods Ltd.) have three full-time employees and one part-time employee. Our executive officers, David Palach and Lital Barda, are responsible for the day-to-day operations of our company.

Description Of Property

Our commercialization and manufacturing operations are currently conducted at Neve Yarak (Israel) where we lease approximately 230 square meters of space to run our trials. The lease expired on August 31, 2023 and was extended for an additional one-year period. Our current monthly rent payment is NIS 9,900 (approximately $2,600).

Our lease of office space in Miami, Florida was extended in January 2023 for an additional year and is set to expire in January 2024. Our current monthly rent payment is $630.

Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our current directors and executive officers:

Name	Age	Position

Amitay Weiss (1) (6)	61	Chairman of the Board of Directors

David Palach Dan Sztybel	58 46	Chief Executive Officer Chief Executive Officer of Save Foods Ltd.

Lital Barda	36	Chief Financial Officer

Ronen Rosenbloom (1) (2) (3) (4) (5)	51	Director

Israel Berenstein (1) (2) (4) (5)	52	Director

Eliahou Arbib (1) (2) (3) (4) (7)	57	Director

Udi Kalifi (1) (3) (7)	45	Director

Roy Borochov (1)(6)	48	Director

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(1)	Independent Director

(2)	Member of the Compensation Committee

(3)	Member of the Audit Committee

(4)	Member of the Nominating and Corporate Governance Committee.

(5)	Member of Class I with a term ending at the 2025 annual meeting of stockholders.

(6)	Member of Class II with a term ending at the 2026 annual meeting of stockholders.

(7)	Member of Class III with a term ending at 2024 annual meeting of stockholders.

Amitay Weiss, Director

Mr. Weiss has served as a member of our board of directors since August 2020 and as our chairman of the board of directors since May 24, 2021. Mr. Weiss also serves as a director in other public companies, including but not limited to Gix Internet Ltd., Arazim Investments Ltd. and Upsellon Brands Holdings Ltd. Mr Weiss also serves as Chairman of the Board for Automax Motors Ltd., Clearmind Medicine Inc., SciSparc Ltd., Internet Golden Lines Ltd and Maris-Tech Ltd. amongst others. In April 2016, Mr. Weiss founded Amitay Weiss Management Ltd., an economic consulting company and serves as its chief executive officer. Mr. Weiss holds a B.A in economics from New England College, an M.B.A. in business administration from Ono Academic College in Israel, an Israeli branch of University of Manchester and an LL.B from the Ono Academic College.

David Palach, Chief Executive Officer

Mr. Palach has served as our chief executive officer since January 2021. Mr. Palach has owned and served as chief executive officer of S.T. Sporting LTD and Sun Light Lightning Solutions LTD, companies operating in the environmental industry since 2009 and 2015, respectively. Mr. Palach holds a BBA in Accounting from Baruch College/City University of New York and completed a Directors Course at Bar Ilan University in Israel. Mr. Palach previously maintained a certified public accounting license in the State of Maryland.

Dan Sztybel, Chief Executive Officer of Save foods Ltd.

Mr. Sztybel has served as the chief executive officer of Save Foods Ltd. since April 2019. Mr. Sztybel previously served as the chief executive officer of the Company from April 2019 to January 2021, and vice president of business development from October 2018 to March 2019. Prior to joining the Company, Mr. Sztybel served as principal at Goldmed Ltd., a consulting firm from September 2016 to September 2018. Mr. Sztybel is the founder of Dan Sztybel Consulting Group, a boutique firm advising global leaders and emerging startups in the healthcare field on strategy, partnerships, and investments and has served as its managing director since November 2014. Mr. Sztybel is also the co-founder of MyndYou, a digital health-tech company. Mr. Sztybel led the life sciences and healthcare advisory team at Kost, Forer, Gabbay & Kasierer, a member firm of Ernst & Young Global from July 2007 to November 2014. Mr. Sztybel received his B.Sc. and M.Sc. in molecular biology and biotechnology from Bar-Ilan University. Mr. Sztybel also completed a special EY-Kellogg-Recanati business program for employee excellence.

Lital Barda, Chief Financial Officer

Lital Barda has served as our chief financial officer since April 2022. In addition to her role as chief financial officer, Ms. Barda currently serves as an accountant and financial controller for Shlomo Zakai, CPA, a position she has held since November 2017, and provided a wide range of accounting and controlling services for publicly traded and private companies, including for the Company. Ms. Barda holds a B.A. in accounting from the Ono Academic College in Kiryat Ono, Israel. Ms. Barda is also a certified public accountant in Israel.

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Ronen Rosenbloom, Director

Mr. Rosenbloom has served as a member of our board of directors since August 2020. Mr. Rosenbloom is an independent lawyer and has been working out of a self-owned law firm specializing in white collar offences since 2004. Mr. Rosenbloom has served on the board of directors of Medigus (Nasdaq and TASE: MDGS) since September 2018 and ScoutCam Inc. (OTC: SCTC) since December 2019. Prior to that, Mr. Rosenbloom served as chairman of the Israeli Money Laundering Prohibition committee and the Prohibition of Money Laundering Committee of the Tel Aviv District, both of the Israel Bar Association from November 2015 to December 2019. Mr. Rosenbloom holds an LL.B. from the Ono Academic College, an Israeli branch of University of Manchester.

Israel Berenstein, Director

Mr. Berenstein has served as a member of our board of directors since August 2020. Mr. Berenstein has also served on the board of directors of Upsellon Brands Holdings Ltd (TASE:UPSL) since May 2019 and on the board of directors of Plantify Foods Inc. (STXV: PTFY) since July 2023. Mr. Berenstein has been working as an independent attorney since 2023. From 2020 to 2022, Mr. Berenstein worked as an attorney at Ben Yakov, Shvimer, Dolev - Law Office. Prior thereto from April 2010 to December 2020, Mr. Berenstein was an attorney at Sonol Israel Ltd. and a commercial lawyer and litigator for a leading Israeli law firm from July 2000 to April 2010. Mr. Berenshtein earned an LL.B. in law and an M.A. in Political Science from Bar Ilan University, Israel. Mr. Berenstein was admitted to the Israel Bar Association in 2000.

Eliahou Arbib, Director

Mr. Arbib has served as a member of our board of directors since January 2021. Mr. Arbib has also served as chairman of the board of directors of Chiron Refineries Ltd. (TASE: CHR) since September 2016. He has also the current owner and manager of Eliahou Arbib Law Offices, since May 2013. Prior to that, from 1993 until 2000, Mr. Arbib was the managing director of AA Arbib Agriculture Supply Ltd. Mr. Arbib holds an LLB from the Law and Business Academic Center of Ramat Gan, Israel. Mr. Arbib has been an active member of the Israeli Bar Association since 2013, and served as deputy chairman of the Security and Defense Committee of the Israeli Bar Association since 2014.

Udi Kalifi, Director

Mr. Kalifi has served as a member of our board of directors since May 18, 2021. Mr. Kalifi is the owner and manager of Udi Kalifi Law Offices since 2006. He has also served as a member of the board of directors of Matomi Media Group Ltd. (TASE: MTMY) since May 2020. Mr. Kalifi holds an LLB, BSc in Accounting and LLM from the Tel Aviv University, Israel and a master’s degree in law and economics from the University of Bologna, Humbourg and Roterdam. Mr. Kalifi has been an active member of the Israeli Bar Association since 2006.

Dr. Roy Borochov, Director

Dr. Borochov has served as a member of our board of directors since April 5, 2023. Dr. Borochov was Chief Executive Officer of Plantify Foods (PTFY:TSXV) between 2022 to 2023. Dr. Borochov has also served as Chief Executive Officer of Mercury Investment Fund since December 2020. Previously, Dr. Borochov served as Head of Agriculture at Prospera Technologies Ltd. from 2018 to 2020 and Chief Technology Officer of Forrest Innovations Ltd. from 2016 to 2017. Dr. Borochov has served as a director of Peas of Bean Ltd and Polyrizon Ltd since 2021, a director at Parazero technologies since 2022 and a director of Venda Robotics between 2021 to 2022. Dr. Borochov has a Ph.D. from the Hebrew University of Jerusalem.

Family Relationships

There are no family relationships between our directors and executive officers.

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Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Composition of Board of Directors

Our board of directors consists of six directors. When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Director Independence

Our board of directors has determined that Ronen Rosenbloom, Israel Berenshtein, Amitay Weiss, Eliahou Arbib, Roy Borochov and Udi Kalifi do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of The Nasdaq Stock Market LLC.

Committees of the Board of Directors

Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and standing committees. We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee is responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual consolidated financial statements that we file with the SEC;

●	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

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Our audit committee consists of Udi Kalifi, Eliahou Arbib and Ronen Rosenbloom, with Udi Kalifi serving as chair. Each member of our audit committee meets the financial literacy requirements of Nasdaq listing standards. In addition, our board of directors has determined that Udi Kalifi will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors adopted a written charter for the audit committee, which is available on our website at www.savefoods.co.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

●	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

●	overseeing our succession plan for the CEO and other executive officers;

●	overseeing the evaluation of the effectiveness of our board of directors and its committees; and

●	developing and recommending to our board of directors a set of corporate governance guidelines.

Our nominating and corporate governance committee consists of Ronen Rosenbloom, Israel Berenshtein and Eliahou Arbib, with Ronen Rosenbloom serving as chair. Our board of directors adopted a written charter for the nominating and corporate governance committee, which is available on our principal corporate website at www.savefoods.co.

Compensation Committee

Our compensation committee is responsible for, among other things:

●	reviewing and approving the compensation of our chief executive officer and other executive officers;

●	reviewing and making recommendations to the board of directors regarding director compensation; and

●	appointing and overseeing any compensation consultants.

Our compensation committee consists of Ronen Rosenbloom, Israel Berenshtein and Eliahou Arbib, with Israel Berenshtein serving as chair. Our board has determined that Ronen Rosenbloom, Israel Berenshtein and Eliahou Arbib meet the definition of “independent director” for purposes of serving on the compensation committee under Nasdaq Rules, including the heightened independence standards for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our board of directors adopted a written charter for the compensation committee, which is available on our principal corporate website at www.savefoods.co.

Risk Oversight

Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management.

Delinquent Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities (“Reporting Persons”), to file with the SEC reports of ownership and changes in ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such filings and representations from Reporting Persons we believe that during 2022, the Reporting Persons timely filed all such reports, except that Udi Kalifi failed to timely file a Form 4 reporting the acquisition of 1,325 shares of Common Stock on June 15, 2022 and 2,632 shares of Common Stock on June 16, 2022.

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Code of Business Conduct and Ethics

We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our website, www.savefoods.co. In addition, we post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.

Change in Procedures for Nominating Directors

There have been no material changes to the procedures by which our stockholders may recommend nominees to our board of directors from those procedures set forth in our Proxy Statement for our 2023 Annual Meeting of Stockholders, filed with the SEC on July 31, 2023.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation awarded to, earned by or paid to of our Chief Executive Officer and our other executive officers receiving annual remuneration in excess of $100,000 during 2022 (each, a “Named Executive Officer”).

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
David Palach	2022	134,844	-	-	-	-	134,844
Chief Executive Officer (1)	2021	164,017	-	-	-	-	164,017

Dan Sztybel
Former co-Chief Executive Officer, Chief Executive Officer of Save Foods Ltd. (2)	2021	289,087	65,000	-	10,568	-	428,061

Shlomo Zakai
Former Chief Financial Officer (3)	2021	210,470	30,000	-	436	-	243,519

(1)	Mr. Palach was appointed as our co-Chief Executive Officer on November 5, 2020, and as our Chief Executive Officer on January 11, 2021, upon the resignation of Mr. Sztybel.

(2)	Mr. Sztybel resigned from his position as our co-Chief Executive Officer, effective January 11, 2021, and thereafter continued serving as the Chief Executive Officer of Save Foods Ltd.

(3)	Mr. Zakai resigned from his position as our Chief Financial Officer, effective May 18, 2021.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the number of outstanding equity awards held by each of our Named Executive Officers as of December 31, 2022:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
David Palach	-	-	-	-	-	-
Chief Executive Officer	-	-	-	-	-	-

Dan Sztybel	2,041	-	22.05	1/3/2029	-	-

Former co-Chief Executive Officer, Chief Executive Officer of Save Foods Ltd.	4,082	-	22.05	4/2/2029
	4,082	-	26.46	7/1/2030

Shlomo Zakai	1,361	-	22.05	1/3/2029	-	-
Former Chief Financial Officer	-	-	-	-	-	-

Agreements with Executive Officers

We, and through our Israeli subsidiary, have entered into written employment agreements with certain of our executive officers.

Consulting Agreement with David Palach

On November 6, 2020, we entered into a consulting agreement with S.T Sporting (1996) Ltd., for the services of David Palach (the “CEO Consulting Agreement”). Pursuant to the terms of the CEO Consulting Agreement, Mr. Palach provides us services as chief executive officer. Pursuant to the terms of the CEO Consulting Agreement, Mr. Palach was entitled to a monthly fee in the amount of $8,000 plus value added tax per month and a grant of options to purchase shares of our Common Stock, which amount shall be determined by good faith negotiations by the board of directors on a future date.

On June 23, 2021, our board of directors approved updated compensation for Mr. Palach pursuant to which Mr. Palach is entitled to a (1) monthly fee of $14,000 plus value added tax per month, (2) reimbursement of expenses not exceeding $500 per month (3) one-time grant of options to purchase shares of Common Stock representing 4.5% of the Company’s outstanding capital stock as of June 23, 2021, and (4) the immediate repayment of $8,000, representing debt payable to Mr. Palach that accrued during the period beginning November 2020 until April 2021.

On August 29, 2022, the monthly fee of Mr. Palach was reduced to $6,000.

Services Agreement with Dan Sztybel

On October 10, 2018, Save Foods Ltd. entered into a service agreement (as amended on March 28, 2019, the “Save Foods Ltd. CEO Services Agreement”) with Mr. Sztybel and Dan Sztybel Consulting Group Ltd., a consulting services company owned and controlled by Mr. Sztybel, pursuant to which Mr. Sztybel provides us with services as the chief executive officer of Save Foods Ltd. Pursuant to the terms of the Save Foods Ltd. CEO Services Agreement, Mr. Sztybel is currently entitled to a monthly fee in the amount of NIS 47,125 (approximately $14,500) plus value added tax and car allowance in the amount of NIS 3,250 (approximately $1,000) plus value added tax per month. In addition, under the Save Foods Ltd. CEO Services Agreement, Mr. Sztybel was granted:

(a)	Options to purchase up to 2,041 shares of Common Stock, under our 2018 Equity Incentive Plan (the “2018 Plan”), in the event that we will receive EPA and FDA approvals by the end of the second quarter of 2020. Such conditions were not met as of June 30, 2020.

(b)	Options to purchase up to 4,082 shares of Common Stock, under our 2018 Plan.

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Both parties may terminate the Save Foods Ltd. CEO Services Agreement at any time for any reason upon a 30-day prior written notice.

Commencing April 2020, the Company and Mr. Sztybel agreed to temporarily reduce the monthly fixed fee to $9,000 per month.

On July 13, 2021, Save Foods Ltd. entered into an employment agreement with Mr. Sztybel to serve as its Chief Executive Officer. In accordance with the foregoing agreement, Mr. Sztybel is entitled to a salary of NIS 54,000 (approximately $17,400) and certain employee benefits customarily provided to officers of similar companies in Israel. On November 3, 2021, Save Foods Ltd. entered into an amendment to the employment agreement with Mr. Sztybel, effective October 1, 2021, pursuant to which Mr. Sztybel’s salary was reduced to NIS 45,880 (approximately $14,800). In addition, in the event that Mr. Sztybel would be terminated prior to 18 months following May 30, 2021, Mr. Sztybel would be entitled to severance in an amount equal to Mr. Sztybel’s then current salary multiplied by the number of months left between the termination date and November 30, 2022.

On June 23, 2021, our board of directors approved a one-time lump sum bonus to Mr. Sztybel in an amount of $65,000 in connection with his contributions to the Company’s uplist to the Nasdaq Capital Market which closed on May 13, 2021.

Employment Agreement with Lital Barda

On April 18, 2022, we entered into a consulting agreement with our Chief Financial Officer, Lital Barda, which provides for a monthly base salary of NIS 25,000, and a grant of options to purchase such number of shares of the Company’s Common Stock, as shall be agreed upon between Ms. Barda and the Board in accordance with the terms of the 2022 Plan.

Director Compensation

The following table sets forth the compensation we paid our non-executive directors during the fiscal year ended December 31, 2022.

Name	Fees earned or paid in cash ($)	Option awards ($)	All other compensation ($)	Total ($)
Amitay Weiss	116,300	-	-	116,300
Eliahou Arbib	36,653	-	-	36,653
Udi Kalifi	36,653	-	-	36,653
Israel Berenshtein	36,653	-	-	36,653
Ronen Rosenbloom	36,653	-	-	36,653

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of our Common Stock as of October 25, 2023 of (i) each of our current directors, (ii) each of the Named Executive Officers, (iii) all of our current directors and executive officers as a group, and (iv) each person (or group of affiliated persons) known to us who owns more than 5% of our outstanding Common Stock.

The beneficial ownership of our Common Stock is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest.

The percentage of shares of Common Stock beneficially owned is based on 1,445,558 shares of Common Stock outstanding as of October 25, 2023.

Unless otherwise indicated below each person has sole voting and investment power with respect to the shares beneficially owned and the address for each beneficial owner listed in the table below is c/o Save Foods, Inc., HaPardes 134 (Meshek Sander), Neve Yarak, Israel.

Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned
5% or more stockholders:
Yaaran Investments Ltd.(1)	223,008		15.43%
Plantify Foods, Inc.(2)	166,340		11.51%
Directors:
Amitay Weiss	-		*
Eliahou Arbib	-		*
Udi Kalifi	3,957		*
Israel Berenshtein	-		*
Ronen Rosenbloom	-		*
Roy Borochov	-		*
Executive Officers:
David Palach	42,858		2.96%
Lital Barda	14,286		* %
Dan Sztybel	17,802	(3)	1.22%
All directors and executive officers as a group (9 persons)	78,903		5.4%

*	Less than 1%.

(1)	The address of Yaaran Investments Ltd. is Harsit 7 St., Sheary-Tikva, Israel.
(2)	The address of Plantify Foods, Inc. is 2264 East 11th Ave., Vancouver, V5N1Z6, British Columbia, Canada.
(3)	Includes options to purchase 10,205 shares of Common Stock, which are currently exercisable.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

The following is a description of transactions since January 1, 2020, to which we were a party or will be a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Director Independence

Our board of directors has determined that Ronen Rosenbloom, Israel Berenshtein, Amitay Weiss, Eliahou Arbib, Roy Borochov and Udi Kalifi do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of The Nasdaq Stock Market LLC.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock is intended as a summary only. We refer you to our Certificate of Incorporation and Bylaws which have been filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Common Stock

The Company’s Certificate of Incorporation authorizes 495,000,000 shares of common stock, par value $0.0001 per share.

On October 5, 2023, our Certificate of Amendment to effect the 1-for-7 reverse stock split, became effective. As of October 25, 2023, there were 1,445,558 shares of Common Stock outstanding.

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Common Stock have no cumulative voting rights, preemptive, conversion, redemption or subscription rights and there are no sinking fund provisions applicable to our Common Stock.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, holders of our Common Stock have the right under Section 281 of the Delaware General Corporation Law to a ratable portion of assets remaining after satisfaction in full of the prior rights of our creditors, all liabilities and the total liquidation preferences of any outstanding shares of preferred stock.

Dividends

Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors, or board, out of our assets which are legally available.

Preferred Stock

Our Certificate of Incorporation authorizes 5,000,000 shares of preferred stock, par value $0.0001 per share. As of October 25, 2023, there were no shares of preferred stock outstanding. The board of directors is authorized to provide for the issuance of these unissued shares of preferred stock in one or more series, and to fix the number of shares and to determine the rights, preferences and privileges thereof.

Anti-Takeover Provisions

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

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Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our Certificate of Incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

●	Board of directors’ vacancies. Our Certificate of Incorporation provides that vacancies on the board of directors may be filled only by the affirmative vote of a majority of the directors then in office, irrespective of whether there is a quorum, or by a sole remaining director. Additionally, the number of directors to serve on our board of directors is fixed solely and exclusively by resolution duly adopted by our board of directors. This would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

●	Special meetings of stockholders. Our Certificate of Incorporation currently provides that special meetings of our stockholders may be called by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, and special meetings of stockholders may not be called by any other person or persons.

●	No cumulative voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

●	Amendment of charter provisions. Any amendment of our Certificate of Incorporation requires the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class. Amendments to the Bylaws may be executed pursuant to a resolution by the board of directors pursuant to an affirmative vote of a majority of the directors then in office, or by the affirmative vote of at least 75% of the outstanding shares of capital stock entitled to vote.

●	Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock, which may be converted into large numbers of shares of Common Stock, would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

●	Delaware Business Combination Statute. The Company is subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the business combination or the transaction in which such person becomes an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, and the anti-takeover effect includes discouraging attempts that might result in a premium over the market price for the shares of our Common Stock.

●	Exclusive forum. Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation or our amended and restated bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

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SHARES ELIGIBLE FOR FUTURE SALE

Market sales of shares of our Common Stock after this Offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock. Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the effective date of the registration statement of which this Prospectus is a part, all of the shares registered in this Offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The balance of shares which are not being registered will be eligible for sale pursuant to exemptions from registration. However, these shares not being registered are held by our management and other affiliates who are limited to selling only 1% of our issued and outstanding shares every 90 days.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon for us by The Crone Law Group, P.C.

EXPERTS

The consolidated financial statements of Save Foods, Inc. as of December 31, 2022 and 2021, and for each of the years in the two-year period ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Plantify Foods, Inc. as and end of December 31, 2022 incorporate by reference in this registration statement have been so incorporated by reference in reliance on the report of Ziv Haft, BDO member firm, an independent registered public accounting firm, the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern, incorporate by reference in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement and you should refer to our Registration Statement and its exhibits for further information. You can obtain a copy of the Registration Statement, including the exhibits filed with it, from the SEC as indicated below.

We will file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at their Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this prospectus is correct as of its date. It may not continue to be correct after this date.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

1. Our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 27, 2023;

2. Our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on August 15, 2023;

3. Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, and June 30, 2023, as filed with the SEC on May 15, 2023 and August 14, 2023, respectively;

4. Our Current Reports on Form 8-K as filed with the SEC on April 5, 2023, April 6, 2023; April 11, 2023, April 27, 2023; July 12; 2023, July 18, 2023; July 27, 2023; July 28, 2023; August 16, 2023; September 25, 2023, October 5, 2023 and October 23, 2023, and our Current Report on Form 8K/A as filed with the SEC on June 22, 2023; and

5. The description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 29, 2021, and any amendment or report filed with the SEC for the purpose of updating such description.

Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. None of the information that we disclose under Item 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Upon request, in writing or by telephone, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. Any such request should be directed to:

Save Foods, Inc.

HaPardes 134 (Meshek Sander)

Neve Yarak, Israel

(347) 468-9583

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

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SAVE FOODS, INC.

1,000,000 Shares of Common Stock

PROSPECTUS

October 31, 2023